                                                                   EXHIBIT 10.18

                                   LEASE AGREEMENT


                                    by and between


                           COUSINS PROPERTIES INCORPORATED
                                     ("Landlord")


                                         and


                                THE SYSTEM WORKS, INC.


                                        dated

                                    JUNE 8,  1993


                                         for


                                   Suite Number 500

                                      containing
                      63,688 square feet of Rentable Floor Area


                                  Term:  120 months


                               3301 Windy Ridge Parkway
                                Marietta, Georgia 30067


FORM II
5/28/93

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. CERTAIN DEFINITIONS.........................................................1
2. LEASE OF PREMISES...........................................................2
3. TERM........................................................................3
4. POSSESSION..................................................................3
5. RENTAL PAYMENTS.............................................................3
6. BASE RENTAL.................................................................4
7. RENT ESCALATION.............................................................5
8. ADDITIONAL RENTAL...........................................................6
9. OPERATING EXPENSES..........................................................8
10. TENANT TAXES..............................................................13
11. PAYMENTS..................................................................14
12. LATE CHARGES..............................................................14
13. USE RULES.................................................................14
14. ALTERATIONS...............................................................14
15. REPAIRS AND MAINTENANCE...................................................15
16. LANDLORD'S RIGHT OF ENTRY.................................................17
17. INSURANCE.................................................................18
18. WAIVER OF SUBROGATION.....................................................19
19. DEFAULT...................................................................19
20. WAIVER OF BREACH..........................................................22
21. ASSIGNMENT AND SUBLETTING.................................................22

22. DESTRUCTION...............................................................24
23. LANDLORD'S LIEN...........................................................25
24. SERVICES BY LANDLORD......................................................25
25. ATTORNEYS' FEES AND HOMESTEAD.............................................25
26. TIME......................................................................25
27. SUBORDINATION AND ATTORNMENT..............................................25
28. ESTOPPEL CERTIFICATES.....................................................27
29. NO ESTATE.................................................................28
30. CUMULATIVE RIGHTS.........................................................28
31. HOLDING OVER..............................................................28
32. SURRENDER OF PREMISES.....................................................29
33. NOTICES...................................................................29
34. DAMAGE OR THEFT OF PERSONAL PROPERTY......................................30
35. EMINENT DOMAIN............................................................30
36. PARTIES...................................................................31
37. INDEMNITIES...............................................................32
38. Intentionally Deleted.....................................................32
39. FORCE MAJEURE.............................................................32
40. LANDLORD'S LIABILITY......................................................33
41. LANDLORD'S COVENANT OF QUIET ENJOYMENT....................................34
42. SECURITY DEPOSITS.........................................................34
43. HAZARDOUS SUBSTANCES......................................................34

44. SUBMISSION OF LEASE.......................................................36
45. SEVERABILITY..............................................................36
46. ENTIRE AGREEMENT..........................................................36
47. HEADINGS..................................................................36
48. BROKER....................................................................36
49. GOVERNING LAW.............................................................37
50. SPECIAL STIPULATIONS......................................................37
51. AUTHORITY.................................................................37
52. JOINT AND SEVERAL LIABILITY...............................................37



Rules and Regulations

Exhibit "A" - Legal Description

Exhibit "B" - Floor Plan
Exhibit "B" - Initial Demised Premises Basement Level (Crosshatched)
Exhibit "B" - Initial Demised Premises 2nd Floor (Crosshatched)
Exhibit "B" - Initial Demised Premises 3rd Floor (Crosshatched)
Exhibit "B" - Initial Demised Premises 5th Floor (Crosshatched)
Exhibit "B-1" - 4th Floor South Half - First Expansion Space (Crosshatched) Exhibit "B-2" - 4th Floor North Half - Second Expansion Space (Crosshatched) Exhibit "B-3" - 1st Floor - Third Expansion Space (Crosshatched)

Exhibit "C" - Supplemental Notice

Exhibit "D" - Construction Work

Exhibit "D-1" - Landlord's Construction

Exhibit "D-2" - Tenant's Construction

Exhibit "E" - Building Standard Services

Exhibit "F" - Intentionally Omitted

Exhibit "G" - Special Stipulations

Exhibit "H" - Clark Letter Regarding Rentable Area

Exhibit "I" - Operating Expense Schedule

                                   LEASE AGREEMENT
                                   ---------------

    THIS LEASE AGREEMENT ("Lease"), is made and entered into this 8 day of JUNE, 1993, by and between Landlord and Tenant.

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

    1. CERTAIN DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

         (a)  Landlord:  COUSINS PROPERTIES INCORPORATED, a Georgia corporation

         (b)  Landlord's Address:

              2500 Windy Ridge Parkway
              Suite 1600
              Marietta, Georgia  30067
              Attn:  T. Charlesworth

         (c)  Tenant:  THE SYSTEM WORKS, INC.

         (d)  Tenant's Address:

              Building 11
              1640 Powers Ferry Rd.
              Marietta, Georgia  30067

              provided, however, from and after the date upon which Tenant takes possession and occupies any portion of the Demised Premises for the conduct of Tenant's business, Tenant's Address shall be:

              Suite 500
              3301 Windy Ridge Parkway
              Marietta, Georgia  30067

         (e)  Building Address:

              3301 Windy Ridge Parkway
              Marietta, Georgia  30067

         (f)  Suite Number:  500

         (g)  Rentable Floor Area of Demised Premises:

              63,688 square feet, which amount is conclusively agreed by the parties hereto to be correct.

         (h)  Rentable Floor Area of Building:

              105,654 square feet, which amount is conclusively agreed by the parties hereto to be correct.

         (i)  Lease Term:  120 months.

         (j) Base Rental Rate: $6.00 per square foot of Rentable Floor Area of Demised Premises per year, subject to adjustments as set forth in
    Article 7 below.

         (k) Rental Commencement Date: The earlier of (x) thirty (30) days after Landlord substantially completes (as defined in EXHIBIT "D-1") the improvements to be constructed by Landlord pursuant to EXHIBIT "D-1" hereof, but such date shall be accelerated for each day of Tenant Delay (as defined in EXHIBIT "D-1"), but such date shall not occur earlier than December 31, 1993 or (y) the date upon which any of Tenant's personnel occupies any portion of the Demised Premises for the conduct of Tenant's business, provided, however, that moving in, installing equipment and furnishings and other preparation of the Demised Premises for occupancy shall not be deemed to constitute conduct of Tenant's business. Landlord and Tenant will both use good faith efforts to have the Building ready for Tenant occupancy by November 1, 1993.

         (l)  Construction Allowance:  $286,596.00

         (m)  Security Deposits:

              (i)       $71,304.91 (Article 42[a])
              (ii)      $ None (Article 42[b])

         (n) Broker(s): Cousins Real Estate Corporation and Griffin Management Services, Inc., dba The Griffin Company.

    2. LEASE OF PREMISES. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") more particularly described on EXHIBIT "A" attached hereto and by this reference made a part hereof, which Demised Premises are crosshatched on the floor plan attached hereto as EXHIBIT "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. The Project is located in the development known as "Wildwood Office Park". The Demised Premises shall include the appurtenant right to use, in common with other tenants of the Building, the second floor general building lobby and entrance, Building stairs, first floor patio (but only during the Sole Tenancy Period), elevators, the Building's parking facilities and other areas of the Building designed by Landlord as "common areas" from time to time (sometimes herein referred to as "common areas"). All windows and outside walls of the Building and any space in the Demised Premises used for shafts, sinks, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities or other similar Building facilities, and the use thereof and access thereto through the Demised Premises for the purposes of operation, maintenance, reasonable inspection, display and repairs, as expressly permitted hereunder, are reserved to Landlord.

    3. TERM. The term of this Lease ("Lease Term") shall commence on the date first hereinabove set forth, and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of EXHIBIT "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

    4. POSSESSION. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in EXHIBIT "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's obligations set forth in EXHIBIT "D" with respect to the Demised Premises have been completed in accordance with the requirements of EXHIBIT "D" excluding latent defects and that the Demised Premises, to the extent of Landlord's obligations set forth in EXHIBIT "D" with respect thereto, are in good and satisfactory condition, excluding latent defects.

    5.   RENTAL PAYMENTS.

         (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve
    (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim, except as otherwise provided herein. If for any reason services to at least 10% of the Demised Premises, which are provided by, through or under Landlord are interrupted other than as a result of the actions of Tenant or its employees, contractors, agents and invitees, such interruption of services is of a nature that it materially interferes with Tenant's use, occupancy and enjoyment of the Demised Premises or the portion thereof, as applicable, and the provision of such service (and the interruption thereof) is within the reasonable control of Landlord, then if such interruption lasts in excess of eight (8) consecutive business days after receipt by Landlord of written notice from Tenant, Tenant may abate payments of its Rent for the portion of the Demised Premises in question after said eighth (8th) consecutive business day until such service is once again provided to the portion of the Demised Premises in question at a level which does not materially interfere with Tenant's use, occupancy and enjoyment of the portion of the Demised Premises in question.

         (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs during a calendar year, or if this Lease expires or is terminated during a calendar year, Tenant's Additional Rental shall be determined by reference to Operating Expense's for said calendar year multiplied by a fraction, the numerator of which shall be the number of days of the Lease Term during the said calendar year, and the denominator of which shall be 365, and, in the case of the termination year the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

    6. BASE RENTAL. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of Demised Premises set forth in Article 1(g) above.

    7.   RENT ESCALATION.

         (a) As used in this Article 7, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term. The term "Subsequent Year" shall mean each Lease Year of the Lease Term following the first Lease Year. The term "Prior Year" shall mean the Lease Year prior to each Subsequent Year. The term "Index" shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term "Base Month" shall mean January, 1990. The term "Comparison Month" shall mean the calendar month which is four months prior to the first full month of each Subsequent Year in question.

         (b) If the Index for the Comparison Month for any Subsequent Year is greater than the Index for the Base Month, then the Base Rental Rate for such Subsequent Year shall be increased to an amount equal to the product of the Base Rental Rate for the first Lease Year (exclusive of any concessions) as set forth in Article 1(j) above, multiplied by a fraction, the numerator of which is the Index for the Comparison Month and the denominator of which is the Index for the Base Month. Notwithstanding the foregoing, in no event shall the Base Rental Rate for a Subsequent Year be less than the Base Rental Rate applicable to the Prior Year and in no event shall the Base Rental Rate for a Subsequent Year (subject to the provisions of subparagraph (d) of this Article 7) be greater than the following amounts for the Lease Years shown:

         Second Lease Year        $6.00
         Third Lease Year          6.25
         Fourth Lease Year         6.50
         Fifth Lease Year          6.75
         Sixth Lease Year          7.00
         Seventh Lease Year        7.25
         Eighth Lease Year         7.50
         Ninth Lease Year          7.75
         Tenth Lease Year          8.00

         (c) If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

         (d) The Base Rental Rates, as escalated pursuant to other provisions of this Article 7, shall be further escalated under the following circumstances:

              (1) If Tenant does not exercise its First Expansion Option (as defined in Special Stipulation Paragraph 1) in the manner and by the time provided therein, the Base Rental Rate otherwise provided for in this Article 7 for Lease Years 3 through 10 shall be increased automatically, without the need for any action by either party and without the need for any amendment to this Lease, by $1.00 for each such Lease Year;

              (2) If Tenant exercises the First Expansion Option in the manner and by the time provided therein, but does not exercise the Second Expansion Option (as defined in Special Stipulation Paragraph 1) I the manner and by the time provided therein, the Base Rental Rate otherwise provided for in this Article 7 for Lease Years 4 through 10 shall be increased automatically, without the need for any action by either party and without the need for any amendment to this Lease, by $.75 for each such Lease Year; and

              (3) If Tenant exercises the First Expansion Option and the Second Expansion Option, in the manner and by the times provided therein, but does not exercise the Third Expansion Option (as defined in Special Stipulation Paragraph 1) in the manner and by the time provided therein, the Base Rental Rate otherwise provided for in this
         Article 7 for Lease Years 5 through 10 shall be increased automatically, without the need for any action by either party and without the need for any amendment to this Lease, by $.50 for each such Lease Year.

    8.   ADDITIONAL RENTAL.

         (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

         (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year the sum of "Demised Premises Additional Rental" (defined below) plus "Other Additional Rental" (defined below):

              (1) "Demised Premises Additional Rental" for each calendar year shall mean the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of Demised Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to (x) plus (y), where:

                   (x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) 95% of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount as calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were 95% occupied throughout such calendar year; and

                   (y) equals a management fee contribution equal to $.25 for each of the years 1993 and 1994, and for each calendar year thereafter, the prior calendar year's amount multiplied by 1.05.

              (2) "Other Additional Rental" for each calendar year is defined as follows:

                   (x) During the Sole Tenancy Period (as defined below) "Other Additional Rental" shall be the positive difference between Operating Expenses for the entire Project for such period and the amount of Operating Expenses which are reimbursable by Tenant to Landlord for such period as Demised Premises Additional Rental. It is the intent of this Lease that during the Sole Tenancy Period, Tenant shall bear the economic burden of and shall reimburse Landlord for all Operating Expenses for the entire Project. For any period that is not a part of the Sole Tenancy Period, there shall be no "Other Additional Rental", and

                   (y) "Sole Tenancy Period" shall be defined as the period
              beginning on the Rental Commencement Date and ending on the earlier of (i) the end of the Lease Term and (ii) the end of the first Lease Year containing an Expansion Option Exercise Deadline (as defined in Special Stipulation Paragraph 1) in which Tenant fails to exercise the available Expansion Option

              (as defined in Special Stipulation Paragraph 1) in the manner and by the time provided therein.

         (c) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, Landlord shall provide Tenant a statement showing the Operating Expenses (including components thereof in reasonable detail) for said calendar year, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if there is not an event of default on the part of Tenant under this Lease (in the instance of an event of default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such event of default, and shall not be refunded until any such event of default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

         (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year;
    provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord agrees that Tenant's audit establishes that Landlord's final statement of Operating Expenses for the year in question was overstated by more than five percent (5%) (or if a final, unappealable judgement from a court of competent jurisdiction establishes that fact), Landlord shall reimburse Tenant, within thirty (30) days of Tenant's written demand therefor, for the reasonable costs and expenses of Tenant's audit. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

    9.   OPERATING EXPENSES.

         (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

              (1) reasonable wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

              (2) the reasonable cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

              (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

              (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

              (5) the reasonable cost of repairs and general maintenance of the Project, including all costs incurred by Landlord under Article 15 hereof;

              (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses (but only to the extent of reasonably expected cost savings), promoting safety (but, during the Sole Tenancy Period, any costs related to safety within or on the Building will be included herein only if Tenant has consented to the expenditure, but Tenant shall have no right to refuse to consent if such expenditure is necessary in order for Landlord to continue to be able to obtain insurance at commercially reasonable rates), complying with governmental requirements imposed or determined to be applicable after the date of this Lease, or maintaining the first-class nature of the Project;

              (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith, including insurance required to be carried by Landlord under Article 17;

              (8) the reasonable cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

              (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

              (10) all taxes, assessments and governmental charges, incurred by Landlord, whether federal, state, county, community improvement district or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same relate to improvements made after the occupancy of any portion of the Demised Premises, if said taxes are based upon an assessment which includes the cost of such leasehold improvements (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence). If Landlord receives a refund of any portion of taxes that were included in the Operating Costs paid by Tenant, Landlord shall reimburse Tenant its prorata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund;

              (11) the reasonable cost of operating the management office for the Project and an equitable portion of the cost of operating the management office for Wildwood Office Park, including in each case the cost of office supplies, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent; and

              (12)  the pro rata share applicable to the Project of the sum of
    (i) the costs of operation, maintenance, repair and replacement of the landscaping and irrigation systems now or hereafter located along Windy Ridge Parkway, Windy Hill Road, Wildwood

    Parkway, Wildwood Plaza, the right-of-way areas of Powers Ferry Road adjoining Wildwood Office Park, and all future roadways, whether public or private, constructed in Wildwood Office Park, together with the landscaped median strips and shoulders of such roadways (but not including the landscaping and irrigation system located on the shoulder of any roadway contiguous to a site upon which construction of improvements has commenced) and any and all light systems located on or in any rights-of-way for private roads; (ii) ad valorem taxes on any private roadways now or hereafter located within Wildwood Office Park and on any medians adjacent to public roads if such medians are not included in public road rights-of-way; (iii) the costs of ownership, operation, maintenance, repair and replacement of office park signage for Wildwood Office Park (excluding leasing, building and office park monumental signage) and any underground sanitary sewer lines, storm water drainage lines, electric lines, gas lines, water lines, telephone lines and communication lines located across, through and under any public or private roadways now or hereafter located within Wildwood Office Park, except for any such utility facilities serving solely another project within Wildwood Office Park; (iv) the costs of ownership, operation, maintenance, repair and replacement of any private transportation system and equipment from time to time provided or made available to the developed portions of Wildwood Office Park, including but not limited to ad valorem taxes on personal property or equipment, electricity, fuel, painting and cleaning costs; (v) the costs and expenses of ownership and operation of any security patrols or services, if any, from time to time provided to Wildwood Office Park in general, but excluding any such security patrols or services provided solely to another project within Wildwood Office Park; and (vi) such other costs and expenses incurred by Landlord as "Owner" of the Project under and pursuant to that certain Master Declaration of Covenants and Cross-Easements for Wildwood Office Park dated as of January 23, 1991, recorded in Deed Book 5992, page 430, Cobb County, Georgia records, as modified, amended or supplemented from time to time (the "Master Declaration"). The share of the foregoing costs which are applicable to the Project shall be determined in accordance with the Master Declaration.

         (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

              (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

              (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

              (3)  the cost of correcting defects in construction;

              (4) compensation paid to officers and executives of Landlord (but it is understood that the office park manager, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above);

              (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

              (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy or the renewal or expansion of an existing tenant;

              (7) the cost of repairs incurred by reason of fire or other casualty other than commercially reasonable deductible amounts which may be included in Operating Expenses;

              (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

              (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

              (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

              (11) any advertising expenses incurred in connection with the marketing of any rentable space;

              (12) rental payments for base building equipment such as HVAC equipment and elevators;

              (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

              (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease;

              (15) management fees (Tenant's obligation for a management fee contribution is set forth in Article 8[b][1][y] above);

              (16) the purchase price of capital items, provided, however that the provisions of Articles 9(a)(6), 9(a)(11) and 9(a)(12) shall not be affected by the exclusion;

              (17) depreciation, except as expressly allowed in Article 9(a)(6), 9(a)(11) and 9(a)(12);

              (18) legal, accounting and other professional fees incurred by Landlord arising from a sale or financing of the Building or the Project;

              (19) the cost of membership in any political organization;

              (20) the cost of any political or campaign contributions;

              (21) Landlord's cost of electricity or other services sold to tenants for which Landlord is reimbursed as a charge over the base rent and additional rent payable under the lease with that tenant;

              (22) costs incurred due to Landlord's failure to timely comply with or pay amounts due with respect to a contractual, legal or governmental requirement, provided, however, this exclusion shall not be applicable if Landlord has filed a timely good faith protest or dispute of the charge in question or if the failure results from Landlord's good faith interpretation of the applicable contractual, legal or governmental requirement; and

              (23) costs or fees paid to entities or individuals related to or affiliated with Landlord to the extent such costs or fees exceed the fair market value for the services rendered by that entity or individual.

         (c) Landlord represents that EXHIBIT "I" sets forth its good faith estimates of what the Operating Expenses would be if calendar year 1993 were the first Lease Year, amounts having been estimated by Landlord for each category of Operating Expense set forth in Article 9(a). Tenant acknowledges that it has been offered an opportunity to audit prior expenses of the Project and, accordingly, has been afforded an opportunity to develop independent conclusions as to the estimated level of operating expenses.

    10. TENANT TAXES. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

    11. PAYMENTS. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

    12. LATE CHARGES. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

    13. USE RULES. The Demised Premises shall be used for general offices, executive offices, sales offices, accounting offices, training center, computer and computer software development center, computer operations center, kitchen facilities related to each of the foregoing uses and all functions and purposes now or hereafter incidental to the foregoing uses and the operation of a full service computer software firm and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Landlord warrants that applicable laws, ordinances, regulations, and restrictive covenants permit the Demised Premises to be used for general office and executive office uses and purposes. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises, the Project and Wildwood Office Park. Landlord shall apply and enforce the Rules and Regulations in a nondiscriminatory fashion.

    14. ALTERATIONS. Except for any initial improvement of the Demised Premises pursuant to EXHIBIT "D", which shall be governed by the provisions of said EXHIBIT "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including construction coordination fees as set forth in EXHIBIT "D-1" if Landlord is coordinating the work or as set forth in EXHIBIT "D-2" if Tenant is coordinating the work), as Rent, within ten (10) days after receipt of a statement. This provision shall not apply to basic, non-material work within the Demised Premises, such as, by way of illustration but not limitation, picture hanging, furniture installation and the rearranging of offices within the Demised Premises, and Tenant may cause such tasks to be performed without the prior consent of Landlord. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation.

    15.  REPAIRS AND MAINTENANCE.

         (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Such maintenance shall be in a manner comparable to other buildings in Wildwood Office Park and shall include, without limitation, the "Maintenance Services", as defined below. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) days after demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability and material repairs necessitated by damage caused by Landlord, its agents or employees acting within the scope of their agency or employment. The term Maintenance Services shall include
    (i) maintaining the exterior walls, exterior windows, exterior doors and roof of the Building, common areas, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, the walks, paving and landscaping surrounding the Building, (ii) grounds care, including, but not limited to, the sweeping of walks and parking areas and maintenance of landscaping in an attractive manner, illumination, snow removal, deicing and lawn care, all consistent with the grounds care of Wildwood Office Park, (iii) general maintenance, including supervision, inspections and management functions as typically carried out in Wildwood Office Park, and
    (iv) extermination and pest control services for the Building (and common areas herein) and parking deck for the Building when necessary. Notwithstanding any other term of this Lease, if during the Sole Tenancy Period Landlord has requested that Tenant consent to a capital investment intended to promote safety and, pursuant to the terms of Article 9(a)(6) Tenant has not consented to the expenditure ("Unapproved Safety Expenditure"), Landlord shall have no obligation to make such expenditure. Furthermore, Tenant for itself and its employees hereby waives and releases Landlord from and agrees to hold Landlord harmless against any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys fees, incurred or suffered by Tenant or its employees arising out of or resulting from the failure to make an Unapproved Safety Expenditure or to undertake actions that would have been made possible by such expenditure.

         (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for (i) normal wear and tear and (ii) casualty damage and condemnation. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.


         (c) If Landlord fails to keep or perform any of its obligations under the Lease with respect to repairs and maintenance of the Demised Premises or Building required under the Lease to be made by Landlord, if such failure materially and adversely affects Tenant's ability to use the Demised Premises for normal business operations; or if Landlord fails to keep the common areas of the Building and Project in a condition at least comparable to the upkeep of other first class buildings in the area of the Building, and if either such failure materially and adversely affects Tenant's ability to use the Demised Premises for normal business operations; then, upon the continuance of such failure on Landlord's part for thirty (30) days after the receipt by Landlord and any mortgagee of notice from Tenant indicating with specificity the nature of the failure (or, in the case of any such failure which cannot reasonably be cured within thirty (30) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, then (i) Tenant may undertake to perform such obligation, and all sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses (but not costs to improve the Building, Demised Premises or other facilities beyond rectifying Landlord's failure), including reasonable attorney's fees and expenses paid to legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the prime rate of interest quoted form time to time by Trust Company Bank, main branch, Atlanta, Georgia, plus one percent (1%) interest per annum, from the date the payment in question is received by Tenant, shall be paid by Landlord to Tenant within thirty (30) days after demand, or (ii) Tenant may pursue any other remedies available to Tenant at law or in equity to collect payment and/or cause Landlord to cure such failure. Notwithstanding anything to the contrary set forth hereinabove, during periods other than the Sole Tenancy Period, Tenant shall be entitled to perform any such obligations of Landlord only within the Demised Premises or in the elevator lobbies on floors occupied solely by Tenant and Tenant shall not be entitled to perform such obligations with respect to any portions of the Building systems or facilities that serve any other tenant's space. Any contractors employed by Tenant to cure a Landlord failure hereunder shall be reputable contractors and Tenant upon completion of such work shall provide appropriate lien waivers to Landlord. In effectuating a cure in connection with Tenant's self-help or cure rights hereunder, Tenant shall take precautions that a reasonable building manager would undertake to avoid unreasonable interference with other tenants in the Building or the Building systems (such as electrical or mechanical systems).

    16. LANDLORD'S RIGHT OF ENTRY. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances and shall use all reasonable efforts to avoid causing any disruption of the Demised Premises. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall be permitted to designate not more than 5,000 square feet of the Demised Premises as safe or confidential areas or locked computer rooms to be known as "Locked Documentation Rooms", to which Landlord shall have no access, unless accompanied by Tenant's authorized representatives. Tenant must designate such spaces as "Locked Documentation Rooms" by written notice to Landlord, and such status shall only be effective after receipt by Landlord of such written notice. Landlord, when accompanied by Tenant's representative may inspect any Locked Documentation Rooms during Tenant's normal business hours after giving Tenant reasonable prior notice requesting such an inspection. In emergency where immediate access to such rooms is necessary, Landlord may, after being unable to locate an employee of Tenant using all reasonable means, gain access to a Locked Documentation Room by using force. Landlord shall not be responsible for providing janitorial services with respect to any Locked Documentation Room. Landlord shall not receive copies of keys, pass cards or cipher lock combinations to Locked Documentation Rooms.

    17.  INSURANCE.

         (a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of fire and extended coverage insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance, and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building, the Project or Wildwood Office Park, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence, with annual general aggregate limits of not less than Five Million Dollars
    ($5,000,000), provided, however, that said $3,000,000 and $5,000,000 limits shall be adjusted (x) as of the end of the fifth Lease Year by multiplying said limits by a fraction whose numerator is the Index (as defined in Article 7) for the last month of the fifth Lease Year and whose denominator is the Index for December 1993 and (y) as of the end of the tenth Lease
    Year by multiplying said limits by a fraction whose numerator is the Index for the last month of the tenth Lease Year and whose denominator is the Index for December 1993. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and the building manager (said building manager at the time of execution of this Lease being the Landlord and Landlord will notify Tenant in writing of any change in the building manager) as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord, and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Copies of policies and duly executed certificates of insurance with respect thereto, shall be delivered to Landlord prior to the Rental Commencement Date, and copies of policies and certificates evidencing renewals of such policies shall be delivered to Landlord at least twenty (20) days prior to the expiration of each respective policy term, (but if copies of such policies are not available by such date, such copies will be submitted as soon as they are available).
    Any insurance required by the terms of this Lease to be carried by Tenant may be under a blanket policy (or policies) covering other properties of Tenant and/or its related or affiliated business entities, provided that the policies otherwise comply with the provisions of this Lease and allocate to Tenant's property at the Demised Premises the specified coverage, without possibility of reduction or co-insurance by reason of, or damage to, any other property named therein. If such insurance is maintained under a blanket policy, Tenant shall procure and deliver to Landlord a statement from the insurer or general agent of the insurer setting forth the coverage maintained, which shall be sufficient to meet the requirements of this Lease, and the amounts thereof allocated to the risk intended to be insured hereunder.

         (b) Landlord shall procure at its expense and maintain throughout the Lease Term a policy of fire and extended coverage insurance insuring an amount equal to the greater of ninety (90%) of the replacement value of the Building or the amount required by landlord's mortgagee, if any. Landlord shall also procure at its expense and maintain throughout the Lease Term a liability insurance policy with respect to the common areas of the Building, in commercially reasonable amounts and with commercially reasonable deductibles. All such costs shall be included in Operating Expenses.

    18. WAIVER OF SUBROGATION. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

    19.  DEFAULT.

         (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the "Default Date" for such payment, the "Default Date" being (x) if all payments previously due from Tenant in the current calendar year, or if all except one or two of such payments, have been paid by their respective due dates, the Default Date for the payment in question shall be the date notice is given by Landlord that the payment has not been received by its due date and (y) in all other cases, the Default Date shall be the due date of the payment; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and (x) shall not cure such failure within fifteen (15) days after notice thereof to Tenant, or (y) if Tenant notifies Landlord that said cure will take more than fifteen (15) days and Tenant provides evidence that it is diligently pursuing said cure, Tenant shall not cure such failure within a reasonable time, not to exceed sixty (60) days; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall fail to take possession thereof by the later of (x) July 1, 1994 or (y) the date which is sixty
    (60) days after the date the Demised Premises are deemed substantially completed as defined in EXHIBIT "D-1"; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27 and, further fails to return such instrument within five (5) business days following Landlord's second written request therefore; or (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28 and further fails to return such certificate within five (5) business days following Landlord's second written request therefore.

         (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease
    Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or
    (iii) enter upon the Demised Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

         (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

    20. WAIVER OF BREACH. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

    21. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a reasonable fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease.
No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

    Notwithstanding any provision to the contrary contained in Article 21 of this Lease Agreement Landlord's consent under Article 21 to an assignment or subletting of this Lease Agreement or any interest herein or in the Demised Premises shall not be unreasonably withheld or unduly delayed. Landlord and Tenant agree that Landlord may withhold its consent to any proposed assignment of this Lease Agreement or subletting of all or any portion of the Demised Premises, and such withholding of consent by Landlord will not be deemed to be unreasonable, if the proposed assignee or sublessee is not a reputable business entity or individual, is a governmental or quasi-governmental entity or is a party who would (or whose use would) detract from the character of the Building as a first-class office building, such as, without limitation, a dental, medical or chiropractic office. Landlord may reasonably withhold consent to an assignment or subletting for reasons other than those enumerated immediately above. Sublessee or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein.

    Notwithstanding any provision to the contrary in Article 21 of this Lease, Tenant may sublease any or all of the Demised Premises to an Affiliate (as defined below) without the consent of Landlord. The term "Affiliate" shall mean an entity in which Tenant owns a controlling interest or in which the controlling interest is owned by a party owning a controlling interest in Tenant. Any such sublease shall only be effective upon Tenant providing evidence reasonably satisfactory to Landlord that demonstrates that such sublessee is an Affiliate. Sublessees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein.

    Notwithstanding any provision to the contrary contained in Article 21 of this Lease, a merger of Tenant with another corporation or the sale or transfer of a controlling interest in the capital stock of Tenant shall not be deemed to be an assignment of this Lease which requires the consent of Landlord if Tenant establishes to the reasonable satisfaction of Landlord that the surviving entity will have a net worth and earning potential at least equivalent to that of Tenant.

    22.  DESTRUCTION.

         (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base and Additional Rental shall be abated until the Demised Premises are repaired or rebuilt.

         (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence, provided, however, Landlord will use its best efforts to attempt to provide such notice within thirty (30) days of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred eighty (180) days after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

         (c)  If Landlord should elect or be obligated pursuant to subparagraph
    (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in EXHIBIT "D" hereto or with the proceeds of the Construction Allowance. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

         (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty unless such loss or damage is not insured and was caused by the gross negligence or willful misconduct of Landlord.

    23. LANDLORD'S LIEN. Notwithstanding any other provision of this Lease or of applicable law to the contrary, Landlord's lien rights and right of distraint with respect to the personal property of Tenant, in the case of an event of default of Tenant or otherwise, if any, shall not apply to any computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, computers, customer lists or other proprietary information which is the property of Tenant or in the possession of Tenant.

    24. SERVICES BY LANDLORD. Landlord shall provide the Building Standard Services described on EXHIBIT "E" attached hereto and by reference made a part hereof.

    25. ATTORNEYS' FEES AND HOMESTEAD. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorney's fees. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorney's fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder. If there is a law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

    26. TIME. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

    27.  SUBORDINATION AND ATTORNMENT.

         (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such mortgage.

         (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. In such case, Tenant shall deliver to any such mortgagee within ten (10) days of a written request an attornment agreement whose terms are consistent with the provisions of Article 27(c), providing that Tenant shall continue to abide by and comply with the terms and conditions of this Lease in the event such mortgagee takes title to the Property, so long as the mortgagee delivers to Tenant a non-disturbance agreement (which non-disturbance agreement may be a part of the above mentioned attornment agreement), which non-disturbance agreement shall provide that so long as Tenant continues to abide by and comply with the terms and conditions of this Lease, mortgagee will permit Tenant to continue to occupy the Demised Premises. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

         (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease provided that such person delivers a non-disturbance agreement (which may be a part of the attornment agreement), which non-disturbance agreement provides that so long as Tenant continues to abide by and comply with the terms and conditions of this Lease (subject to the provisions and conditions immediately below), such person will continue to allow the Tenant to occupy the Demised Premises; and further provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be;
    (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

         (d) Landlord hereby represents that, as of the date of this Lease, there are no mortgages, security deeds, deeds of trust or other security interests encumbering the Land or the Building.

    28.  ESTOPPEL CERTIFICATES.

         (a) Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

         (b) If Landlord has consented to an assignment or sublease of this Lease as provided herein, Landlord shall, within twenty (20) days of the request by Tenant, execute, acknowledge and deliver to Tenant or the prospective assignee or any prospective subtenant an Estoppel Certificate in recordable form, or in such other form as Tenant may from time to time require, evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are any existing defaults on the part of Tenant hereunder or defenses or offsets against the enforcement of this Lease to knowledge of Landlord (specifying the nature of such defaults, defenses or offsets, if any); (iv) the date to which Base Rent and other amounts due hereunder, if any, have been paid; and (v) any such other information as may be reasonably requested by Tenant. Landlord shall also deliver such an Estoppel Certificate if Tenant so requests and Tenant has entered into a legitimate business transaction in which such a certificate is normally and customarily required. Each certificate delivered pursuant to this Paragraph may be relied on by Tenant, the prospective assignee of Tenant's interest hereunder and any other intended recipient. If Landlord fails to deliver an Estoppel Certificate that it is required to deliver within the time required, and further fails to deliver such certificate within five
    (5) business days after a second written request, Landlord shall be deemed to have delivered a certificate which indicated that, to the best of Landlord''s knowledge, there were no events of default, amendments, defenses or offsets and that all payments currently due from Tenant had been paid. Notwithstanding the foregoing, if such a certificate is deemed delivered, Landlord shall not be deemed to have waived any subsequent or ongoing events of default or any rights, including rights to receive payments due under the Lease.

    29. NO ESTATE. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

    30. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

    31. HOLDING OVER. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be double the amount of Base Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions plus, for each month or portion thereof after the expiration of the Lease Term, an amount equal to Tenant's Additional Rental for the last full calendar month of the Lease Term. Notwithstanding the foregoing, if Tenant has exercised its renewal option as set forth in Paragraph 5 of EXHIBIT "G", the Base Rent component of the rent for the holding over period shall be one hundred fifty percent (150%) of the Base Rent for the last full calendar month of the Renewal Term (not "double") plus an amount equal to Tenant's Additional Rental for the last full calendar month of the Renewal Term. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

    32. SURRENDER OF PREMISES. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation loss, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised
Premises including any signage installed by Tenant, computers and related equipment including peripheral equipment and tape and disk vaults, all projectors and projection screens and related equipment, blackboards whiteboards, tackboards, and other display units, telephone systems, cipher locks and electronic security systems, paging systems, kitchen equipment, including but not limited to any refrigerators, microwave ovens, dishwasher, disposal, trash compactor, or other built-in kitchen equipment, phone system equipment including patch panel and subfeed panel locations for such phone system, fire suppression systems, CRT patch panels, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof excepting only (i) reasonable wear and tear and (ii) casualty damage and condemnation loss. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all reasonable expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property).
The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

    33. NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices called for or required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

    34. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person unless caused by the gross negligence or willful misconduct of Landlord. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever unless caused by the gross negligence or willful misconduct of Landlord.

    35.  EMINENT DOMAIN.

         (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

         (b) If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

         (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

         (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

         (e)  Notwithstanding anything to the contrary contained in this
    Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

    36. PARTIES. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises and there is an assumption of such obligations by the transferee or assignee, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

    37. INDEMNITIES. Subject to Article 18 above, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorneys' fees, incurred or suffered by Landlord arising out of or resulting from (i) any negligence or willful misconduct of Tenant, its agents, contractors or employees acting within the scope of their agency or employment, or (ii) any damage to any property or injury or death to any person in or upon the Demised Premises regardless of cause (unless caused by the negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees acting within the scope of their agency or employment or the breach by Landlord of its obligations hereunder). Subject to the provisions of Articles 18, 34 and 40 and subparagraph (e) of EXHIBIT "E" attached hereto and any other provision herein that expressly limits Landlord's liability, Landlord hereby indemnifies Tenant from and agrees to hold Tenant harmless against any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorneys fees, incurred or suffered by Tenant arising out of or resulting from (i) any negligence or willful misconduct of Landlord, its agents, contractors or employees acting within the scope of their agency or employment or (ii) any damage to property or injury or death to any person occurring outside the Demised Premises regardless of cause (unless caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees acting within the scope of their agency or employment) or by the breach by Tenant of its obligations hereunder. The provisions of this Article 37 shall survive any termination of this Lease with respect to any damage, injury or death prior to such termination.

    38.  Intentionally Deleted.

    39. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

    40.  LANDLORD'S LIABILITY.

         (a) Except as provided in Articles 40(b) and 40(c) below, Landlord shall have no personal liability with respect to any of the provisions of this Lease. Except as provided in Articles 40(b) and 40(c) below, if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in EXHIBIT "A" hereto for satisfaction of Tenant's remedies, if any. Except as provided in Articles 40(b) and 40(c) below, it is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

         (b) If a court issues a final and unappealable order, ordering Landlord to pay Tenant a money judgement because of Landlord's default, then except in those instances listed in Article 40(c) below, Tenant's sole remedy to satisfy the judgment shall be from:

                        (i) Landlord's interest in the Building and Land including the rental income (but only rental income not applied to Operating Expenses or debt service on the Building) and proceeds from sale accruing or received after the date the judgement becomes final and unappealable; and

                        (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, the Building or Land that become available after the judgement becomes final and unappealable and are not applied to restore the Building or Land.

         (c) Notwithstanding the foregoing, Landlord will have personal liability when and to the extent provided below:

                        (i) Landlord has failed to apply insurance or condemnation proceeds as required by the Lease, but only to the extent of such misappropriation of proceeds;

                        (ii) Landlord misappropriated the funds of Tenant or escrow funds, but only to the extent of such misappropriation of proceeds; or

                        (iii) Landlord has failed to carry insurance required by Article 17(b), but only to the extent of insurance proceeds that would have been available after the date the judgement becomes final and unappealable but for such failure.

    Nothing in this Article 40 shall be interpreted to mean that Tenant cannot be awarded specific performance, an injunction or other equitable relief.

    41. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to provide for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

    42.  SECURITY DEPOSITS.

         (a) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant has deposited with Landlord the sum set forth in Article l(m)(i) above. Such amount shall be applied by Landlord to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

         (b)  Intentionally omitted.

         (c) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposit to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposit. The Tenant shall look solely to the new owner or lessor for the return of said security deposits upon the acknowledgment of receipt of said amount by the purchaser or lessee. The Tenant shall look solely to the new owner or lessor for the return of said security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the security deposits shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

         (d) Landlord shall not be required to keep the security deposit separate from its general accounts.

    43.  HAZARDOUS SUBSTANCES.

         (a) Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances by or through Tenant or its employees, agents, contractors or invitees (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

         (b) Landlord covenants and agrees that if any Hazardous Substances other than "Permitted Hazardous Substances" as defined below are found in the Project in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances. Such removal shall be accomplished in a manner that does not cause an unreasonable disruption to Tenant's operations in the Demised Premises. The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Project, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

    44. SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

    45. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

    46. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

    47. HEADINGS. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

    48.  BROKER.   Broker(s) (as defined in Article 1[n]) is (are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified in Article 1[n][ hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker[s] identified in Article 1[n] hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified in Article 1[n] hereinabove) claiming to have dealt with Tenant, whether or not such claim is meritorious.

Landlord represents and warrants to Tenant that (except with respect to any Broker(s) identified in Article 1(n) hereinabove) no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker(s) identified in Article 1(n) hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Landlord. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord's failure to pay commissions, fees, or compensation due to any broker who represented Landlord, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker(s) identified in Article 1(n) hereinabove) claiming to have dealt with Landlord, whether or not such claim is meritorious.

    49. GOVERNING LAW. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

    50. SPECIAL STIPULATIONS. The special stipulations attached hereto as EXHIBIT "G" are hereby incorporated herein by this reference as though fully set forth. In the event of any conflict between the terms of the Lease and such Special Stipulations, the Special Stipulations shall control.

    51. AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

    52. JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                                  "LANDLORD":

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation

                                  By:  /s/ JOHN MURPHY
                                       ------------------------
                                  Its: SENIOR VICE PRESIDENT
                                       ------------------------

                                            (CORPORATE SEAL)



                                  "TENANT":

                                  THE SYSTEM WORKS, INC.

                                  By:  /s/ D. WELDEN
                                       -------------------------
                                  Its: PRESIDENT
                                       -------------------------


                                  Attest:   /s/ ALICE K. WELDEN
                                            --------------------
                                  Its: SECRETARY
                                       -------------------------

                                            (CORPORATE SEAL)

                                RULES AND REGULATIONS



 1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

 2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

 3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord, except for those installed for use by Tenant or its employees, guests or invitees. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

 4. Except as provided in this Paragraph 4, no birds or animals of any kind shall be brought into the Building. Trained seeing-eye dogs required to be used by the visually impaired and fish in aquariums whose weight does not exceed floor load limits are permissible. However, Tenant assumes all liability for damage resulting from or related to the presence of the aquariums in the Demised Premises. No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

 5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

 6. Only two (2) keys to the Building (during one Sole Tenancy Period) or to main entrances to each floor of the Demised Premises (during periods other than the Sole Tenancy Period) will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. Except as provided in Article 16, no additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

 7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

 8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance, except those substances normally, customarily and legally used in connection with general office operations, shall be brought into the Building.

 9. During a period other than Sole Tenancy Period, (i) every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays, (ii) Landlord may also implement a card access security system to control access during such other times, (iii) Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting there from to any person, including Tenant. Notwithstanding the foregoing, Landlord shall not have any oblig ation to imple ment any such security procedures in the Building. Tenant, its permitted subtenants and their employees, invitees, licensees and guests, shall have access to the Building and Demised Premises at all times, 24 hours per day, every day of the year, subject to casualty and condemnation.

10. If Tenant elects to provide its own cleaning service, Landlord shall have the right to approve of such service, which approval will not be unreasonably withheld or delayed. When Landlord provides cleaning service, such service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, unless occurring as a result of or in connection with Landlord's gross negligence or willful misconduct.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring, no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives, such written permission not to be unreasonably withheld or delayed. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated, which approval shall not be unreasonably withheld or delayed.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right to change the name of the Building, but only during periods other than the Sole Tenancy Period and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

17. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, the Land and Wildwood Office Park, and for the preservation of good order therein.

                                     EXHIBIT "A"
                                  LEGAL DESCRIPTION


All that tract of land lying and being in Land Lot 1007 and 1008, 17th District, 2nd Section, Cobb County, Georgia, and being described as follows:

Commence at the intersection of the southeast corner of Land Lot 940, the northeast corner of Land Lot 941, the southwest corner of Land Lot 987 and the northwest corner of Land Lot 986, said District and Section, thence, northwesterly, along the north Land Lot Line of said Land Lot 941, North 89 degrees 36 minutes 00 seconds West, a distance of 527.94 feet to a point; thence, leaving said Land Lot Line, South 11 degrees 36 minutes 00 seconds East, a distance of 730.00 feet to a point, said point being located on the north right-of-way of Windy Hill Road; thence, South 07 degrees 01 minute 30 seconds East, a distance of 119.65 feet to a point, said point being located on the south right-of-way of said Windy Hill Road; thence, northwesterly, along said Windy Hill Road right-of-way, North 88 degrees 33 minutes 25 seconds West, a distance of 6.24 feet to a point; thence, along an arc of curve to the left (which has a radius of 575.00 feet and a chord distance of 239.92 feet, along a bearing of South 79 degrees 24 minutes 05 seconds West), an arc distance of
241.70 feet to a point; thence, South 67 degrees 21 minutes 30 seconds West, a distance of 177.79 feet to a point, said point being the intersection of said right-of-way and the northeast right-of-way of Powers Ferry Road, having a varying right-of-way; thence, southeasterly, along said Powers Ferry Road right-of-way, South 24 degrees 26 minutes 42 seconds West, a distance of 26.14 feet to a point; thence, along an arc of curve to the left (which has a radius of 730.00 feet and a chord distance of 337.27 feet, along a bearing of South 52 degrees 50 minutes 42 seconds East), an arc distance of 340.34 feet to a point; thence, along an arc of curve to the left (which has a radius of 8,034.00 feet and a chord distance of 347.28 feet, along a bearing of South 64 degrees 58 minutes 00 seconds East), an arc distance of 347.31 feet to a point; thence, South 65 degrees 29 minutes 16 seconds East, a distance of 211.30 feet to a point; thence, South 63 degrees 11 minutes 16 seconds East, a distance of 189.28 feet to a point; thence, South 63 degrees 02 minutes 00 seconds East, a distance of 46.56 feet to a point; thence, South 61 degrees 34 minutes 40 seconds East, a distance of 7.23 feet to a point; thence, South 61 degrees 34 minutes 40 seconds East, a distance of 232.82 feet to a point; thence, along an arc of curve to the left (which has a radius of 5,516.00 feet and a chord distance of 149.99 feet, along a bearing of South 61 degrees 52 minutes 52 seconds East), an arc distance of 150.00 feet to a point; thence, North 74 degrees 53 minutes 44 seconds East, a distance of 35.89


                                        1 of 2
feet to a point, said point being the intersection of said Powers Ferry Road right-of-way and the northwest right-of-way of Windy Ridge Parkway, having a varying right-of-way; thence, leaving said Powers Ferry Road right-of-way, northeasterly, along said Windy Ridge Parkway, North 30 degrees 46 minutes 00 seconds East, a distance of 98.57 feet to a point; thence, along an arc of curve to the right (which has a radius of 139.00 feet and a chord distance of 191.66 feet, along a bearing of North 74 degrees 21 minutes 00 seconds East), an arc distance of 211.47 feet to a point; thence, South 62 degrees 04 minutes 00 seconds East, a distance of 87.00 feet to a point; thence, along an arc of curve to the left (which has a radius of 301.00 feet and a chord distance of 389.37 feet, along a bearing of North 77 degrees 38 minutes 00 seconds East), an arc distance of 423.43 feet to a point; thence, North 37 degrees 20 minutes 00 seconds East, a distance of 67.69 feet to a point; thence, along an arc of curve to the right (which has a radius of 274.00 feet and a chord distance of 324.28 feet, along a bearing of North 73 degrees 36 minutes 56 seconds East), an arc distance of 347.01 feet to a point, and THE TRUE POINT OF BEGINNING. Thence, leaving said Windy Ridge Parkway right-of-way, North 35 degrees 01 minutes 18 seconds East, a distance of 310.20 feet to a point; thence, North 76 degrees 58 minutes 30 seconds East, a distance of 500.00 feet to a point; thence, South 41 degrees 57 minutes 00 seconds East, a distance of 340.20 feet to a point; thence, South 58 degrees 58 minutes 30 seconds East, a distance of 289.80 feet to a point; thence, South 71 degrees 00 minutes 00 seconds West, a distance of
199.90 feet to a point; thence, South 45 degrees 02 minutes 00 seconds West, a distance of 223.00 feet to a point; thence, North 32 degrees 16 minutes 21 seconds West, a distance of 145.00 feet to a point; thence, South 57 degrees 43 minutes 39 seconds West, a distance of 217.00 feet to a point; thence, North 83 degrees 54 minutes 18 seconds West, a distance of 61.50 feet to a point; thence, South 59 degrees 43 minutes 39 seconds West, a distance of 277.84 feet to a point; thence, North 75 degrees 58 minutes 00 seconds West, a distance of 72.02 feet to a point; said point being located on the southeast right-of-way of the aforementioned Windy Ridge Parkway; thence, North 13 degrees 20 minutes 29 seconds East, a distance of 48.10 feet to a point; thence, along an arc of curve to the left (which has a radius of 274.00 feet and a chord distance of 364.70 feet, along a bearing of North 28 degrees 22 minutes 51 seconds West), an arc distance of 399.05 feet to a point, and THE TRUE POINT OF BEGINNING.

Said tract of land containing 453,843 square feet, or 10.419 acres, more or less, as shown on a survey for Wildwood Associates, prepared by Engineering & Inspection Systems, Inc., dated April 21, 1993.


                                        2 of 2

                                     EXHIBIT "A"
                                     (continued)



                                      [GRAPHICS]




                          [Plat of 3301 Windy Ridge Parkway]

                                     EXHIBIT "B"

                               INITIAL DEMISED PREMISES
                                    BASEMENT LEVEL
                                    (Crosshatched)



                                      [GRAPHIC]


                 [Drawing of Initial Demised Premises Basement Level]

                                     EXHIBIT "B"

                               INITIAL DEMISED PREMISES
                                      2ND FLOOR
                                    (Crosshatched)

                                      [GRAPHIC]


                   [Drawing of Initial Demised Premises 2nd Floor]

                                     EXHIBIT "B"

                               INITIAL DEMISED PREMISES
                                      3RD FLOOR
                                    (Crosshatched)


                                      [GRAPHIC]



                   [Drawing of Initial Demised Premises 3rd Floor]

                                     EXHIBIT "B"

                               INITIAL DEMISED PREMISES
                                      5TH FLOOR
                                    (Crosshatched)



                                      [GRAPHICS]


                   [Drawing of Initial Demised Premises 5th Floor]

                                    EXHIBIT "B-1"

                                      4TH FLOOR
                                      SOUTH HALF
                                First Expansion Space
                                    (Crosshatched)



                                      [GRAPHIC]


               [Drawing of 4th Floor South Half First Expansion Space]

                                    EXHIBIT "B-2"

                                      4TH FLOOR
                                      NORTH HALF
                                Second Expansion Space
                                    (Crosshatched)



                                      [GRAPHIC]

               [Drawing of 4th Floor North Half Second Expansion Space]

                                    EXHIBIT "B-3"

                                      1ST FLOOR
                                Third Expansion Space
                                    (Crosshatched)



                                      [GRAPHIC]

                     [Drawing of 1st Floor Third Expansion Space]

                                     EXHIBIT "C"

                                 SUPPLEMENTAL NOTICE



     Re: Lease dated as of_________________, 199__, by and between COUSINS PROPERTIES INCORPORATED, as Landlord, and THE SYSTEM WORKS, INC., as Tenant.

Dear Sirs:

    Pursuant to Article 3 of the captioned Lease, please be advised as follows:

    1. The Rental Commencement Date is the__________day of______________, 199__, and the expiration date of the Lease Term is the________day of ________, _____, subject however to the terms and provisions of the Lease.

    2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                  "LANDLORD":

                                  COUSINS PROPERTIES INCORPORATED,
                                  a Georgia corporation



                                  By:
                                       ---------------------------------------

                                  Its:
                                       ---------------------------------------

                                            (CORPORATE SEAL)

                                     EXHIBIT "D"

                                  CONSTRUCTION WORK


    1. The construction work to be undertaken prior to the occupancy shall be coordinated by Landlord. The provisions of EXHIBIT "D-1" shall pertain to and govern this work. If Landlord is not deemed to have substantially completed the work for the Demised Premises as described in EXHIBIT "D-1" on or before February 1, 1994, Landlord shall reimburse Tenant on a day to day basis for any increase in Tenant's existing monthly rental payments under that certain Lease dated _____________ between The System Works, Inc. and ____________ for periods from and after February 1, 1994 until the earlier of the date the Demised Premises are deemed substantially complete and July 1, 1994, provided that such increase shall not exceed $300.00 per day.
         In addition, if the Demised Premises are not deemed substantially complete by July 1, 1994, Tenant may either (i) terminate this Lease by written notice to Landlord no later than August 1, 1994 or (ii) elect to complete the improvements pursuant to Tenant's Plans, with such work being governed by the provisions of EXHIBIT "D-2." The February 1, 1994 date above or the July 1, 1994 date above shall be extended on a day for day basis for each day of force majeure delay as defined in Article 39.

    2. Tenant has the right to elect to coordinate all of the construction work for the Expansion Space, the First Offer Space, and, in the event Tenant exercises its renewal rights as set forth in paragraph 5 of EXHIBIT "G", the construction work related to the renewal. If Tenant elects to have Landlord coordinate any such work, the provisions of EXHIBIT "D-1" shall pertain to and govern said work. If Tenant elects to coordinate any of the three construction projects, the provisions of EXHIBIT "D-2" shall pertain and govern said work. In such case all references in EXHIBIT "D-2" to the "work described in Paragraphs 2 and 4 hereof" shall be deemed to be references to the applicable Expansion Space work, or the First Offer Space work or the renewal work, as the case may be.

                                    EXHIBIT "D-1"

                               LANDLORD'S CONSTRUCTION


    1. Landlord, at Landlord's sole cost and expense, has prepared and Tenant acknowledges receipt of drawings showing the Building's interior layout as it presently exists.

    2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by an architect and/or designer and/or engineer approved by Landlord the following:

         (a) Any additional modification requested by Tenant to the existing schematic partition plan described in Paragraph 1 above;

         (b) Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done by Landlord under Paragraphs 3 and 4 hereof;

         (c) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans for the work to be done by Landlord under Paragraphs 3 and 4 hereof; and

         (d) Any subsequent modifications to the drawings and specifications requested by Tenant.

    All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause three sets of said plans and specifications to be delivered to Landlord as soon as reasonably possible and as soon as completed, but in no event later than September 1, 1993 and, upon approval by Landlord, Landlord will cause said plans to be filed at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct. The final, approved plans and specifications are referred to in this Lease as "Tenant's Plans". The Demised Premises shall be deemed "substantially complete" when Landlord has completed the work described in Paragraphs 3 and 4 substantially in accordance with Tenant's Plans (except for minor punchlist items that don't materially, adversely affect Tenant's occupancy) and has obtained a certificate of occupancy, if required, for the Demised Premises, as such date is accelerated for each day of Tenant Delay. In the event of any dispute as to when construction of the improvements for the Demised Premises is substantially complete as aforesaid, the determination of Landlord's architect or designer shall be final and binding upon the parties. Landlord will give Tenant ten (10) days' advance written notice of the date on which Landlord expects the Demised Premises to be substantially complete.

    3. Landlord agrees, at its sole expense and without charge to Tenant, to supply and install the following work in the Demised Premises (the following describes the scope of the "building standard" work which will be provided by Landlord at its expense in accordance with the specifications for the Building):

         (a) The existing air conditioning system in its current, "as is" condition, including existing diffusers and returns, which system is capable of maintaining 78 degrees F when outside temperature is 92 degrees F and 72 degrees F when outside temperature is 17 degrees F. Air conditioning design basis is 3.5 watts per usable square foot lighting and power load, based upon an occupancy rate of one (1) person per 100 rentable square feet and venetian blinds drawn with slats tilted against the sun at not less than 45 degrees from horizontal;

         (b) Clean building exterior, including windows, prior to the commenceme nt of Tenant's occupancy; and

         (c) Removal of all visible evidence of the previous tenant's name, initials and logo from all common areas.

    4. Landlord agrees, at Landlord's sole cost and expense but only up to the amount of the Construction Allowance and, thereafter, at Tenant's sole cost and expense, to construct the improvements to the Demised Premises which are shown in Tenant's Plans. Landlord shall cause such construction to be performed in a good, first-class, workmanlike manner, in accordance with Tenant's Plans. Landlord shall use all reasonable efforts to substantially complete such construction no later than November 1, 1993.

    5. Prior to commencing any work, Landlord or Landlord's contractor will submit to Tenant written estimates of the cost of the work described in Paragraphs 2 and 4 hereof. If Tenant shall fail to approve any such estimate within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon.

    6. Tenant agrees to pay Landlord within ten (10) business days of being billed therefor fifty percent (50%) of the difference between the cost of the work described in Paragraphs 2 and 4 hereof, less the amount of the Construction Allowance, if any, stated in Article 1(1) of the Lease. Tenant agrees to pay the remaining fifty percent (50%) of such difference when the Demised Premises are deemed substantially complete. Tenant agrees that the failure to pay any such amount, as and when due, shall constitute a default under this Lease. Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Base Rental. Tenant further agrees to pay to Landlord or Landlord's designated agent, a fee for construction coordination in an amount equal to 5% of the cost of the work described in Paragraphs 2 and 4 hereof (Landlord hereby agrees that it will not hire a general contractor to perform such work and accordingly there will be no additional general contractor's fee but there will be customary fees for the contractor used by Landlord for each trade discipline payable to each such contractor). The failure to pay such fee promptly after being billed therefore shall constitute a default under this Lease. If the cost estimate approved by Tenant pursuant to Paragraph 5 above is for an amount in excess of the Construction Allowance, Landlord shall have the right to require Tenant to pay 50% of such excess prior to Landlord's commencing the construction work. If the cost of the construction pursuant to Tenant's Plans is less than the Construction Allowance the shortfall shall be retained by Landlord and Tenant shall have no right whatsoever to such shortfall.

    7. The term "Tenant Delay," as used throughout this Lease, shall mean each day by which (a) Tenant shall fail to furnish approved plans and specifications in accordance with Paragraph 2 hereof, or (b) Landlord shall be delayed in substantially completing Landlord's construction as a result of:

              (i) Tenant's request for materials, finishes or installations other than Landlord's standard; or

              (ii) Tenant's changes in the approved Tenant's Plans; or

              (iii)The performance of work by a person, firm or
                   corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation; or

              (iv) Tenant's request in Tenant's plans for work other than painting, wallcovering, recarpeting, installation and relocation of Landlord's standard lighting, installation and updating building wiring to accommodate Tenant's computers and telephones and relocation of an insubstantial amount of wall partitions.

         The date on which the improvement being constructed by Landlord in the Demised Premises are deemed substantially complete shall be accelerated on a day for day basis for each day of Tenant Delay. Landlord shall notify Tenant within ten (10) business days of the commencement of a Tenant Delay.

    8. Tenant shall not make any alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, except as set forth in Article 14. Except for construction as provided in Paragraphs 3 and 4 hereof, and except for the work described in Exhibit "G", paragraphs 12 and 13, the Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities havingjurisdiction over the Demised Premises.

    9. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease including Tenant's Plans shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

                                  EXHIBIT "D-2"

                              TENANT'S CONSTRUCTION


1. Landlord, at Landlord's sole cost and expense, has prepared and Tenant acknowledges receipt of drawings showing the Building's interior layout as it presently exists.

2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared by an architect and/or designer and/or engineer approved by Landlord the following:

     (a) Any additional modification requested by Tenant to the existing schematic partition plan described in Paragraph 1 above;

     (b) Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done under Paragraph 4 hereof;

     (c) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans for the work to be done under Paragraph 4 hereof; and

     (d) Any subsequent modifications to the drawings and specifications requested by Tenant.

     All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause three sets of said plans and specifications to be delivered to Landlord at the times specified in Exhibit "G" hereof. At the time of submission of its plans and specifications, Tenant shall also submit to Landlord a list of contractors it desires to use for the work to be done in the Demised Premises, as well as a description of each contractor's work or materials to be supplied. Landlord shall have the right to approve of Tenant's contractors, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall approve or disapprove of said plans and specifications and said contractors within fifteen (15) days of receipt of the complete set of plans and specifications. Upon approval by Landlord, Tenant will cause said plans and specifications to be filed at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as may be required. The final, approved plans and specifications are referred to in this Lease as "Tenant's Plans". The Demised Premises shall be deemed "substantially complete" when Tenant has completed the work described in Paragraphs 2 and 4 substantially in accordance with Tenant's Plans (except for minor punchlist items that don't materially, adversely Tenant's occupancy) and has obtained a certificate of occupancy, if required, for the Demised Premises.

3.   [Not used]

4. Tenant agrees, at Tenant's sole cost and expense (subject to Landlord's obligation to pay the Construction Allowance described in Exhibit "G" hereof at the times and in the manner provided in Paragraph 8 of this EXHIBIT "D") to construct the improvements to the Demised Premises which are shown in Tenant's Plans. Tenant shall cause such construction to be performed in a good, first-class, workmanlike manner, in accordance with Tenant's Plans using only contractors approved in advance by Landlord.

5. Prior to commencing any work, Tenant must provide to Landlord the following:

     (a) An insurance certificate evidencing (i) builder's risk coverage for materials to be brought onto the Demised Premises and (ii) all Tenant insurance required to be carried under Article 17 of the Lease;

     (b)  Insurance certificates from each of Tenant's contractors evidencing:

          (i) Worker's compensation insurance for all of contractor's employees;

          (ii) Comprehensive general liability insurance, owner's & contractor's protective liability insurance and products/completed operation liability coverage with minimum limits of $1,000,000 for each accident and $1,000,000 aggregate, with such insurance providing broad form comprehensive general liability endorsement, including "XCU" coverage;

          (iii) Comprehensive automobile liability insurance for all owned, nonowned and hired vehicles with minimum limit of $1,000,000 bodily injury and property damage combined; and

          (iv) Umbrella for excess liability insurance with limit of $1,000,000 bodily injury and property damage combined.

     (c) A work schedule showing start dates for all work and completion dates; and

     (d) A schedule reflecting the cost of the work to be done under Paragraphs 2 and 4 hereof, including contract amounts and estimates for items not yet under contract.

6. Landlord shall have the right to inspect Tenant's work at any time and shall have the right to terminate the work if it does not substantially comply with Tenant's Plans or if Tenant is not otherwise in compliance with the terms of the Lease, including this Exhibit "D". Tenant shall keep Landlord apprised of the status of the work and shall notify Landlord of the occurrence of critical events and milestones identified by Landlord.

7. Tenant shall pay for all work done and all materials supplied in connection with the work described in Paragraphs 2 and 4 hereof as and when due and shall not permit any liens to attach to Project. Within fifteen (15) days after the end of each month following commencement of Tenant's work, Tenant will submit to Landlord:

     (a) Fully executed and notarized lien waivers and affidavits, in form satisfactory to Landlord and in compliance with Georgia law, from each contractor who has performed any work described in Paragraphs 2 and 4 hereof and from each supplier who has supplied materials in connection with the work described in Paragraphs 2 and 4 hereof, which lien waivers and affidavits (i) state that such party has been paid in full for work done and materials supplied through the end of the prior calendar month, (ii) state that such party waives all lien rights and other claims against owner, through the date of the last payment and
          (iii) make such other statements as are reasonably required by Landlord;

     (b) A schedule of costs incurred for the work described in Paragraphs 2 and 4 hereof and of estimated costs to complete;

     (c) Copies of all invoices for the cost of work materials incurred as of the end of the prior month.

     (d) Copies of all required building permits, governmental approvals and licenses.

8. (a) Within thirty (30) days after the end of each calendar month after the commencement of the work described in Paragraphs 2 and 4 hereof, Landlord shall pay an amount to Tenant such that the total of all amounts paid to Tenant under this Paragraph 8(a) for all calendar months equals: 90% of the amount which equals the positive difference, if any, between (i) the total costs incurred as of the end of the prior calendar month for the work done pursuant to Paragraphs 2 and 4 hereof and (ii) the positive difference, if any, between Landlord's good faith estimate of the total cost to complete the work described in Paragraphs 2 and 4 hereof and the amount of the Construction Allowance for such work; provided, however, that such amount currently payable under this Paragraph 8(a) shall be paid if and only if all of the following conditions are met:

          (i) All items required to be delivered to Landlord under Paragraph 7 hereof have been delivered;

          (ii) There are no liens against the Project or claims related to or arising from the work described in Paragraphs 2 and 4 hereof outstanding at such time;

          (iii) No event of default under the Lease has occurred which has not been cured in a manner accepted by Landlord; and

          (iv) All work described in Paragraphs 2 and 4 hereof has been done in substantial accordance with Tenant's plans and in strict accordance with all relevant building codes and governmental regulations.

     (b) Within thirty (30) days of substantial completion of the work described in Paragraphs 2 and 4 hereof, Landlord shall pay to Tenant an amount equal to the positive difference, if any, between (A) the lesser of the Construction Allowance for the work described in Paragraphs 2 and 4 hereof and the total actual cost of such work and
          (B) the sum of the amounts previously paid to Tenant under Paragraph 8(a); provided, however, that such amount shall be paid if and only if all of the following conditions are met:

          (i) All items described in Paragraph 7, for the period through the completion of the work described in Paragraphs 2 and 4 hereof, have been delivered to Landlord along with a final contractor's affidavit, in form reasonably satisfactory to Landlord and in compliance with Georgia law;

          (ii) there are no liens against the Project or claims related to or arising from the work described in Paragraphs 2 and 4 hereof outstanding at such time;

          (iii) No event of default under the Lease has occurred which has not been cured in a manner accepted by Landlord; and

          (iv) All work described in Paragraphs 2 and 4 hereof has been done substantially in accordance with Tenant's Plans and in strict adherence to all relevant building codes and governmental regulations.

          (v) The work described in Paragraphs 2 and 4 hereof has been substantially completed;

          (vi) Tenant has obtained all required governmental approvals of the work, including any required certificates of occupancy.

9. Tenant shall pay to Landlord a construction coordination fee equal to 3% of the actual cost of the work described in Paragraphs 2 and 4 hereof. Landlord shall be entitled to withhold such fee from the payments of the Construction Allowance as set forth in Paragraph 8 hereof.

10. Tenant shall not make any alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, except as set forth in Article 14. Except for construction as provided in Paragraph 3 hereof, and except for the work described in Exhibit "G", paragraphs 12 and 13, the Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises.

11. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease including Tenant's Plans shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same.

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES


     Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

     (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

     (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions set forth in paragraph 3(a) of EXHIBIT "D-1" attached hereto, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 7:00 a.m. and 7:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours"). Upon the timely request of Tenant, Landlord shall provide heating and air conditioning service to the Demised Premises at hours other than Building Operating Hours, provided, however, that Landlord shall not be required to operate the Building systems for periods of time or in a manner that is contrary to the manufacturer's recommendations or guidelines. A request by Tenant shall be deemed timely if
(i) with respect to operation after Building Operating Hours on a business day, such notice is delivered by noon of such day and (ii) with respect to operation on a day other than a business day or operation on a business day before Building Operating Hours, such notice is delivered by noon of the last business day before such day. During the Sole Tenancy Period, the costs of such operation shall be included in Operating Expenses and no separate charges shall be assessed to Tenant. During periods other than the Sole Tenancy period, Tenant agrees that in the event it shall request and utilize such service during hours other than Building Operating Hours, it shall pay to Landlord, as Additional Rent, the cost to Landlord of providing such service. Landlord agrees that if such charges were applicable in 1993, the amount of charge to Tenant for such service would be $25.00 per hour for the initial floor and $5.00 per hour for each additional floor. In the event any portion of the Demised Premises requires twenty-four (24) hour air conditioning or heating service during a period other than the Sole Tenancy Period, that portion of the Demised Premises shall be separately metered, at Tenant's cost, and Tenant shall pay said amount directly to the Landlord. Landlord and Tenant acknowledge that the current cost of providing such after hours heating and air conditioning service is subject to adjustment to reflect increased utility costs, but in no event shall Landlord increase such rates to reflect profit, allocation of overhead or administrative charges.

     (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

     (d) Except during periods in which Tenant elects to provide janitor services, janitor service shall be provided by Landlord five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

     (e) Except during periods when Tenant provides security under paragraph 8 of EXHIBIT "G", security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in suburban Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury unless caused by Landlord's gross negligence or willful misconduct and provided further that Landlord shall not be obligated to improve any security services or comply with the first-class building standard set forth the above if Tenant has rejected a request by Landlord to make a capital change for safety purposes during the Sole Tenancy Period which has been rejected by Tenant.

     (f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.5 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

     Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

     The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

     Tenant agrees that if Tenant uses data processing or other electronic equipment which incorporates the use of switched mode power supplies or any other type device causing harmonic distortion on Landlord's power distribution system, Tenant shall install filters at Tenant's cost to eliminate the harmonic distortion. In addition, any damage to Landlord's equipment resulting from harmonic distortion caused by Tenant's electronic equipment shall be repaired at Tenant's expense. Total harmonic distortion shall not exceed thirteen percent (13%).

     If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

     If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

     (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

     (h) Non-exclusive multiple cab passenger service to the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

     To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

     The following dates shall constitute "Holidays" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease. Business days shall mean Monday through Friday except for Holidays.

                                   EXHIBIT "F"

                                    GUARANTY

                             INTENTIONALLY OMITTED.

                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS


1.   EXPANSION OPTIONS

     (a)  GRANT OF EXPANSION OPTIONS

          Landlord does hereby grant unto Tenant the First Expansion Option, the Second Expansion Option and the Third Expansion Option as more fully defined herein (collectively the "Expansion Options") exercisable subject to and in accordance with the terms and conditions of these Special Stipulations. At Landlord's option, Tenant may not exercise any Expansion Option if there is an event of default in the performance of Tenant's covenants under this Lease either at the time for exercising any of the Expansion Options or on the Rent Commencement Date applicable thereto.

     (b)  PRINCIPAL DEFINITIONS

          (1)   FIRST EXPANSION OPTION

                The "First Expansion Option" is an option to include within the Demised Premises that area (the "First Expansion Space") shown on Exhibit "B-1". The "First Expansion Option Exercise Deadline" is the last day of the 20th calendar month following the Rental Commencement Date. The "First Expansion Rentable Floor Area" is hereby conclusively agreed by the parties to be 10,775 square feet. The "First Expansion Option Rent Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the First Expansion Space or (ii) 120 days following the delivery of the First Expansion Option Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord's failure to approve or disapprove the plans and specifications and contractors (if Tenant has elected to do the Expansion Space Construction itself), submitted by Tenant, within ten (10) days of Landlord's receipt thereof or, if Landlord is doing the Expansion Space Construction, due to Landlord's failure to promptly commence and diligently pursue to completion as soon as reasonably possible the improvements described in Tenant's plans and specifications (but it is clearly agreed that such 120-day period shall not be extended even if the construction is not substantially complete by the expiration of that period so long as Landlord promptly commenced and diligently pursued such construction), the "120 days" immediately above shall be increased by the number of days of delay attributable such failures with respect to either matter described above is herewith referred to as "Landlord Delay"). The "Construction Allowance" for the

                First Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the First Expansion Option Rent Commencement Date, (ii) divided by 120 and (iii) multiplied by the First Expansion Rentable floor Area.

          (2)   SECOND EXPANSION OPTION

                The "Second Expansion Option" is an option to include within the Demised Premises that area (the "Second Expansion Space") shown on Exhibit "B-2". The "Second Expansion Option Exercise Deadline" is the last day of the 32nd month following the Rental Commencement Date. The "Second Expansion Rentable Floor Area" is hereby conclusively agreed by the parties to be 10,775 square feet. The "Second Expansion Option Rent Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the Second Expansion Space or (ii) 120 days following the delivery of the Second Expansion Option Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord Delay, the "120 days" immediately above shall be increased by the number of days of delay solely attributable to Landlord Delay. The "Construction Allowance" for the Second Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the Second Expansion Option Rent Commencement Date, (ii) divided by 120 and (iii) multiplied by the Second Expansion Rentable Floor Area.

          (3)   THIRD EXPANSION OPTION

                The "Third Expansion Option" is an option to include within the Demised Premises that area (the "Third Expansion Space") shown on Exhibit "B-3". The "Third Expansion Option Exercise Deadline" is the last day of the 44th month following the Rental Commencement Date. The "Third Expansion Rentable Floor Area" is hereby conclusively agreed by the parties to be 20,416 square feet. The "Third Expansion Option Rent Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the Third Expansion Space or (ii) 120 days following the delivery of the Third Expansion Option Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord Delay, the "120 days" immediately above shall be increased by the number of days of delay solely attributable to Landlord Delay. The "Construction Allowance" for the Third Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the Third Expansion Option Rent Commencement Date, (ii) divided by 120 and (iii) multiplied by the Third Expansion Rentable Floor Area.

     (c)  EXERCISE OF EXPANSION OPTIONS

          (1) The First Expansion Option may be exercised by Tenant only by delivery of a written notice to Landlord ("First Expansion Option Exercise Notice") at any time on or before the First Expansion Option Exercise Deadline. Failure to deliver said notice to Landlord on or before the First Expansion Option Exercise Deadline shall terminate such First Expansion Option, the Second Expansion Option and the Third Expansion Option.

          (2) If and only if Tenant has properly exercised the First Expansion Option, the Second Expansion Option may be exercised by Tenant only by delivery of a written notice to Landlord ("Second Expansion Option Exercise Notice") at any time on or before the Second Expansion Option Exercise Deadline. Failure to deliver said notice to Landlord on or before the Second Expansion Option Exercise Deadline shall terminate such Second Expansion Option and the Third Expansion Option.

          (3) If and only if Tenant has properly exercised the First and Second Expansion Options, the Third Expansion Option may be exercised by Tenant only by delivery of a written notice to Landlord ("Third Expansion Option Exercise Notice") at any time on or before the Third Expansion Option Exercise Deadline. Failure to deliver said notice to Landlord on or before the Third Expansion Option Exercise Deadline shall terminate such Third Expansion Option.

          (4) Any exercise of an Expansion Option must be made with respect to the entire First, Second or Third Expansion Space, as the case may be. No attempted exercise with respect to less than all of the respective First, Second or Third Expansion Space shall be valid or effective.

          (5) CERTAIN RENTABLE FLOOR AREA ADJUSTMENTS IN THE EVENT OF FAILURE TO EXERCISE EXPANSION OPTIONS

                (i) If the First Expansion Option terminates without Tenant exercising such option, from and after the date of such termination the Rentable Floor Area of Demised Premises shall be increased for the remainder of the Lease Term by nine (9) percent as of the date such Expansion Option terminates.

                (ii) If the Tenant exercises the First Expansion Option and does not exercise the Second Expansion Option and such Second Expansion Option terminates, the Rentable Floor Area of Demised Premises (including the First Expansion Rentable Floor Area and any First Offer Space Rentable Floor Area) shall be increased for the remainder of the Lease Term by six and one-half (6-1/2) percent as of the date such Expansion Option terminates.

                (iii) If Tenant exercises the First and Second Expansion Options, but does not exercise the Third Expansion Option and such Third Expansion Option terminates, the Rentable Floor Area of Demised Premises (including the First Expansion Rentable Floor Area and the Second Expansion Rentable Floor Area and any First Offer Space Rentable Floor Area) shall be increased for the remainder of the Lease Term by four and one-half (4-1/2) percent as of the date such Expansion Option terminates.

                (iv) It is acknowledged and agreed by Tenant that the effect of the increases in Rentable Floor Area under subparagraphs (i), (ii) and (iii) immediately above will be to increase Tenant's Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental.

     (d)  EXPANSION SPACE CONSTRUCTION

          (1) Tenant may elect to have Landlord coordinate the Expansion Space Construction or Tenant may elect to coordinate such construction itself, all as set forth in Exhibit "D". On or before sixty
                (60) days after delivery of an Expansion Option Exercise Notice, Tenant shall deliver to Landlord three (3) sets of the final construction plans and specifications for the work to be done in the Expansion Space, and, if Tenant is doing the Expansion Space Construction, a list of contractors, as set forth in Exhibit "D". Landlord shall have ten (10) days to notify Tenant of its approval or disapproval of such plans and specifications and contractors (if applicable), but such approval shall not be unreasonably withheld, conditioned or delayed. Upon Landlord's final approval of such plans and specifications, Landlord or Tenant, as the case may be, shall promptly and diligently construct the leasehold improvements in accordance with such plans and specifications (subject to these Special Stipulations and Exhibit "D").

          (2) With respect to the Expansion Space work to be done pursuant to these Special Stipulations, Landlord or Tenant, as the case may be, shall build out the leasehold improvements in such space in accordance with the general requirements, terms and conditions of Exhibit "D" and the Tenant's plans and specifications submitted to Landlord in accordance with these Special Stipulations (except, if Landlord is coordinating the work, Landlord shall have no obligation to perform the work described in Paragraph 3(b) of Exhibit "D-1"). The plans and specifications delivered by Tenant to Landlord pursuant to these Special Stipulations shall be detailed and complete, including all lighting and mechanical systems.

          (3) As provided in Exhibit "D", all costs and expenses for constructing and installing the improvements desired by Tenant in the Expansion Space not covered by Landlord's Construction Allowance for such Expansion Space shall be the sole responsibility of Tenant and shall be paid by Tenant at the same time and in the same manner provided in Exhibit "D". Tenant agrees to pay Landlord or Landlord's designated agent construction coordination fees in the same percentage set forth in Exhibit "D" with respect to the Expansion Space work. Landlord or Tenant, as the case may be, agrees to build out the space in a workmanlike manner in compliance with all applicable laws, ordinances and codes. If Landlord coordinates the work, Landlord further agrees to use reasonable efforts so as to achieve the lowest price reasonably possible through a competitive process and quality equal to the initial leasehold improvements of the Demised Premises, subject to reasonable approval of Tenant.

     (e)  RENT FOR EXPANSION SPACE

          Base Rental for Expansion Space which is leased by Tenant under an Expansion Option shall be calculated at the same Base Rental Rate then in effect and shall be subject to the same adjustments and at the same time, in the same manner and in the same amount per square foot of Rentable Floor Area as for the original portion of the Demised Premises as provided in this Lease and Tenant shall pay Tenant's Forecast Additional Rental and Tenant's Additional Rental at the same time, in the same manner and in the same amount per square foot of Rentable Floor Area as for the original portion of the Demised Premises. Tenant shall be obligated to commence payment of Rent, including Base Rental, Tenant's Forecast Additional Rental, and Tenant's Additional Rental for Expansion Space on the respective Expansion Option Rent Commencement Dates.

     (f)  OTHER TERMS

          Except as expressly provided herein to the contrary, all Expansion Space shall be added to the Demised Premises subject to and in accordance with all of the terms and conditions set forth in the Lease.

     (g)  FURTHER ASSURANCES

          Upon the exercise of an Expansion Option pursuant to the terms hereof, Landlord and Tenant shall execute an instrument memorializing the Expansion Space added to this Lease thereby.

     (h)  LEASE TERM

          The Lease Term for Expansion Space added to this Lease pursuant to an Expansion Option shall terminate when the Lease Term for the initial Demised Premises terminates.

     (i)  LIMITATION ON ASSIGNMENT

          Tenant may not independently assign its Expansion Options, provided, however, the Expansion Option rights provided herein shall not terminate solely as a result of a permitted assignment of the entire Lease.

     (j)  RENTABLE FLOOR AREA AND DEMISED PREMISES

          As of an Expansion Option Rent Commencement Date:

          (x) The Rentable Floor Area of Demised Premises for purposes of this Lease shall be equal to the Rentable Floor Area immediately prior to such date plus the Expansion Rentable Floor Area for the Expansion Space upon which rent is commencing; and

          (y) The Demised Premises shall include the Expansion Space upon which rent is commencing.

2.   RIGHT OF FIRST OFFER.

     (a) If any Expansion Option should terminate without Tenant exercising said option, Tenant shall have a Right of First Offer ("Right of First Offer") with respect to unleased space in the Project, subject to the terms and conditions set forth below.

     (b) The Right of First Offer shall terminate (i) if there is an event of a default by Tenant under the terms of this Lease and (ii) in any and all events at the end of the eighth (8th) Lease Year. After such time, any unleased space which is not part of the Demised Premises shall not be subject to the Right of First Offer and may be leased by Landlord to any party without prior notice or offer to Tenant.

     (c) If Landlord in good faith desires to enter into negotiations with specific third parties with respect to unleased space in the Building ("Unleased Space"), Landlord shall deliver to Tenant a written notice ("First Offer Notice") stating this fact. The First Offer Notice shall also describe the space to be offered to third parties (the "First Offer Space") and Landlord's designation of the Rentable Floor Area of the First Offer Space ("First Offer Space Rentable Floor Area").

     (d) Tenant shall have ten (10) business days from receipt of the First Offer Notice in which to accept the First Offer Space. If Tenant fails to deliver a written notice within said ten (10) business day period, which notice includes Tenant's acceptance of such space under the terms of this Lease and subparagraph (e) below, the Right of First Offer shall terminate with respect to the First Offer Space. In such case, Landlord may lease such space to any party without prior notice or offer to Tenant and Tenant shall have no further rights whatsoever with respect to that particular First Offer Space.

     (e) If Tenant accepts the First Offer Space by delivery of a written notice to Landlord within ten (10) business days of receipt of the First Offer Notice:

          (i)   RENTABLE FLOOR AREA AND DEMISED PREMISES

                Rentable Floor Area of Demised Premises shall be increased by the First Offer Space Rentable Floor Area as of the First Offer Rent Commencement Date (as defined below) and the Demised Premises shall be deemed to include the First Offer Space as of the First Offer Rent Commencement Date.

          (ii)  RENT COMMENCEMENT DATE

                The "First Offer Rent Commencement Date" shall be the earlier of
                (x) the date of occupancy of any portion of the First Offer Space or (y) one hundred twenty (120) days from the date Tenant delivers written notice to Landlord accepting the First Offer Space; provided, however, if occupancy is delayed solely due to Landlord's failure to approve or disapprove the plans and specifications and contractors (if Tenant has elected to do the First Offer Space Construction itself), submitted by Tenant, within ten (10) days of Landlord's receipt thereof or, if Landlord is coordinating the First Offer Space Construction, due to Landlord's failure to properly commence and diligently pursue to completion as soon as reasonably possible, the improvements described in Tenant's Plans (but it is clearly agreed that such 120-day period shall not be extended even if the construction is not substantially complete by the expiration of that period so long as Landlord promptly commenced and diligently pursued such construction), the "120 days" immediately above shall be increased by the number of days of delay attributable to such failure by Landlord (each such delay caused by Landlord's failure with respect to either matter described above is hereinafter referred to as "Landlord Delay").

          (iii) CONSTRUCTION ALLOWANCE

                The "Construction Allowance" for the First Offer Space shall be equal to $.45 multiplied by the First Offer Space Rentable Floor Area and further multiplied by the number of whole years or fractions thereof, remaining in the original 120-month Lease Term after the First Offer Rent Commencement Date.

          (iv)  FIRST OFFER SPACE CONSTRUCTION

                (1) Tenant may elect to have Landlord coordinate the First Offer Space Construction or Tenant may elect to coordinate such construction itself, all as set forth in Exhibit "D". On or before sixty (60) days after delivery to Landlord of the written acceptance of the First Offer Space, Tenant shall deliver to Landlord three (3) sets of the final construction plans and specifications for the work to be done in the First Offer Space, and, if Tenant is doing the First Offer Space Construction, a list of contractors, as set forth in Exhibit "D". Landlord shall have ten (10) days to notify Tenant of its approval or disapproval of such plans and specifications and contractors, if applicable, but such approval shall not be unreasonably withheld, conditioned or delayed. Upon Landlord's final approval of such plans and specifications, Landlord or Tenant, as the case may be, shall promptly and diligently construct the leasehold improvements in accordance with such plans and specifications (subject to these Special Stipulations and Exhibit "D").

                (2) With respect to the First Offer space work to be done pursuant to these Special Stipulations, Landlord or Tenant, as the case may be, shall build out the leasehold improvements in such space in accordance with the general requirements, terms and conditions of Exhibit "D" and the Tenant's plans and specifications submitted to Landlord in accordance with these Special Stipulations (except, if Landlord is coordinating the work, Landlord shall have no obligation to perform that work described in Paragraph 3 of Exhibit "D-1"). The plans and specifications delivered by Tenant to Landlord pursuant to these Special Stipulations shall be detailed and complete, including all lighting and mechanical systems.

                (3) As provided in Exhibit "D", all costs and expense for constructing and installing the improvements desired by Tenant in the First Offer Space not covered by Landlord's Construction Allowance for the First Offer Space shall be the sole responsibility of Tenant and shall be paid by Tenant at the same time and in the same manner provided in Exhibit "D". Tenant also hereby agrees to pay Landlord or Landlord's designated agent construction coordination fee in the percentage amount set forth in Exhibit "D" with respect to the First Offer Space work. Landlord or Tenant, as the case may be, agrees to build out the space in a workmanlike manner in compliance with all applicable laws, ordinances and codes. If Landlord coordinates the work, Landlord further agrees to use reasonable efforts so as to achieve the lowest price reasonably possible through a competitive process and quality equal to the initial leasehold improvements of the Demised Premises, subject to reasonable approval of Tenant.

          (v)    RENT FOR FIRST OFFER SPACE

                 Base Rental for First Offer Space which is leased by Tenant under the Right of First Offer shall be calculated at the same Base Rental Rate then in effect and shall be subject to the same adjustments and at the same time, in the same manner and in the same amount per square foot of Rentable Floor Area as for the original portion of the Demised Premises as provided in this Lease and Tenant shall pay Tenant's Forecast Additional Rental and Tenant's Additional Rental at the same time, in the same manner and at the same amount per square foot of Rentable Floor Area as for the original portion of the Demised Premises. Tenant shall be obligated to commence payment of Rent, including Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental for the First Offer Space on the First Offer Rent Commencement Date.

          (vi)   OTHER TERMS

                 Except as expressly provided herein to the contrary, all First Offer Space shall be added to the Demised Premises subject to and in accordance with all of the terms and conditions set forth in the Lease.

          (vii)  FURTHER ASSURANCES

                 Upon the exercise of a Right of First Offer pursuant to the terms hereof, Landlord and Tenant shall execute an instrument memorializing the First Offer Space added to this Lease thereby.

          (viii) LEASE TERM

                 The Lease Term for First Offer Space added to this Lease pursuant to the Right of First Offer shall terminate when the Lease Term for the initial Demised Premises terminates.

          (ix)   LIMITATION ON ASSIGNMENT

                 Tenant may not independently assign its Right of First Offer, provided, however, the First Offer rights provided herein shall be terminate solely as a result of a permitted assignment of the entire Lease.

3.   CANCELLATION OPTIONS.

     (a)  CONDITIONS

          If the following conditions are met, Tenant may exercise either the First or Second Cancellation Options (as defined below):

          (i) At lease one of the following conditions exists on the respective Cancellation Notice Date (as defined below):

                 (x) Tenant is moving the offices of at least 50% of its personnel, as well as its Chief Executive Officer, outside of the greater Atlanta Metropolitan Area; or

                 (y) Tenant establishes to the reasonable satisfaction of Landlord that Tenant's management, as of the commencement of the Lease Term, ceases to own a controlling interest in Tenant and ceases to control the day to day business decisions for Tenant; or

                 (z) Tenant's gross income for the 12 month period immediately preceding the Cancellation Notice Date is less than seventy percent (70%) of its gross income for the period immediately preceding the date of this Lease and the number of employees (including full-time and part-time employees and independent contractors) employed by Tenant on the respective Cancellation Notice Date is less than seventy percent (70%) of the number (including full-time and part-time employees and independent contractors) so employed as of the date of this Lease; and

          (ii) Tenant has paid all amounts due under the Lease as of the date of cancellation, including, without limitation, any amounts due to and demanded by landlord for any existing events of default on the part of Tenant under the Lease; and

          (iii) As of the respective Cancellation Notice Date, Tenant has paid cash funds to Landlord equal to the Cancellation Charge (as defined below), which amount is intended to compensate Landlord for the Lease termination and which the parties hereby is a liquidated damages amount and not a penalty, Landlord's damages being difficult, if not impossible to calculate; and

          (iv) Tenant has delivered to Landlord on or before the respective Cancellation Notice Date, but not more than ninety (90) days prior thereto, a written notice ("Cancellation Notice") that it elects to exercise its cancellation rights pursuant to this Paragraph, which notice also enumerates the conditions which are satisfied which entitle Tenant to exercise its cancellation rights hereunder (including the specific condition in Paragraph

                 3(a)(i) which has occurred). Upon request of Landlord, Tenant shall provide evidence to Landlord which reasonably establishes that all applicable conditions to the exercise of the cancellation rights are met.

     (b)  FIRST CANCELLATION OPTION

          The "First Cancellation Option" is an option to cancel the Lease as of the end of the fifth Lease Year. The "Cancellation Notice Date" for the First Cancellation Option is the last day of the third month of the fifth Lease Year. If all of the conditions of paragraph 3(a) above are met for the First Cancellation Option, the Lease shall terminate at the end of the fifth Lease Year. If any of the conditions enumerated in paragraph 3(a) above are not satisfied, Tenant shall have not right to exercise the First Cancellation Option and the First Cancellation Option shall terminate.

     (c)  SECOND CANCELLATION OPTION

          The "Second Cancellation Option" is an option to cancel the Lease as of the end of the seventh Lease Year. The Cancellation Notice Date for the Second Cancellation Option is the last day of the third month of the seventh Lease Year. If all of the conditions of paragraph 3(a) above are met for the Second Cancellation Option, the Lease shall terminate at the end of the seventh Lease Year. If any of the conditions enumerated in paragraph 3(a) above are not satisfied, Tenant shall have no right to exercise the Second Cancellation Option and the Second Cancellation Option shall terminate.

     (d)  OTHER DEFINITIONS

          (i) The "Cancellation Charge" for the First Cancellation Option, shall be equal to the sum of (x) an amount equal to the total Base Rental for the fifth Lease Year, plus (y) $178,255, which represents the unamortized Construction Allowance on the initial construction, plus (z) for each Expansion Space, the unamortized portion of the Construction Allowance for such space as of the end of the fifth Lease Year which unamortized portion shall be determined by assuming that the applicable Construction Allowance is amortized on a straight line basis in equal monthly payments, with interest thereon at ten percent (10%) per annum, for the period from the Rent Commencement Date for such space to the end of the initial 120 month Lease Term, plus (aa) for each First Offer Space, the unamortized portion of the Construction Allowance for such space as of the end of the fifth Lease Year which unamortized portion shall be determined by assuming that the applicable Construction Allowance is amortized on a straight line basis in equal monthly payments, with interest thereon at ten percent (10%) per annum, for the period from the Rent Commencement Date for such space to the end of the initial 120 month Lease Term. The portion of the Cancellation Charge represented by item (x) immediately above is in addition to the Base Rental for the fifth Lease Year.

          (ii) The "Cancellation Charge" for the Second Cancellation Option, shall be equal to the sum of (x) an amount equal to sixty (60) percent of the Base Rental for the seventh Lease Year, plus (y) $117,376, which represents the unamortized Construction Allowance on the initial construction, plus (z) for each Expansion Space, the unamortized portion of the Construction Allowance for such space as of the end of the seventh Lease Year which unamortized portion shall be determined by assuming that the applicable Construction Allowance is amortized on a straight line basis in equal monthly payments, with interest thereon at ten percent (10%) per annum, for the period from the Rent Commencement Date for such space to the end of the initial 120 month Lease Term, plus (aa) for each First Offer Space, the unamortized portion of the Construction Allowance for such space which unamortized portion shall be determined by assuming that the applicable Construction Allowance is amortized on a straight line basis in equal monthly payments, with interest thereon at ten percent (10%) per annum, for the period from the Rent Commencement Date for such space to the end of the initial 120 month Lease Term. The portion of the Cancellation Charge represented by item (x) immediately above is in addition to the Base Rental for the seventh Lease Year.

4.   USE OF COMMON AREA; PARKING AREAS.

     (a) If any third party tenants shall occupy any portion of the Project due to failure of Tenant to fully exercise Expansion Option rights and/or Right of First Offer rights, it is acknowledged and agreed that such third party tenants shall have full access to all common areas, including, without limitation, second floor and basement common areas.

     (b)

          (i) Landlord shall maintain unreserved parking facilities adjacent to the Building for the purpose of accommodating Tenant, Tenant's invitees and employees, and other tenants, their invitees and employees, subject to such reasonable limitations and conditions as from time to time are imposed by Landlord, but at no additional charge or rent for such use due from Tenant; provided, however, that the ratio of parking available to Tenant shall not in such circumstances be reduced below that ratio specified below.

          (ii) Throughout the Lease Term, Tenant shall be entitled to use parking spaces on a unreserved and nonexclusive basis, the number of such spaces being equal to the Rentable Floor Area of Demised Premises from time to time, divided by one thousand
                 (1000) and multiplied by the Parking Ratio (as defined below). The Parking Ratio during the entire Lease Term shall be equal to 3.10, provided, however, such ratio shall be adjusted to take into account any changes in government rules and regulations (such terms shall not be deemed to refer to condemnation proceedings) that are effective subsequent to the commencement of the Lease Term. Parking is available in accordance with all applicable zoning laws, codes, rules and regulations.

          (iii) Landlord shall provide periodic motorized patrol security for the parking area in a method and manner which is reasonable, and not materially less than the security provided for Wildwood Office Park. Landlord shall keep the parking area clean and well-lighted in a reasonable and safe manner. The cost of such security shall be included in Operating Expenses as defined in
                 Article 9.

     (c) Tenant does hereby acknowledge that Landlord owns property adjacent to the Land on which it may construct additional improvements. If Landlord elects to construct such additional improvements, the parking areas on the Project may be used in common with that property's improvements. Tenant hereby agrees that such shared use shall be permitted and will not be a violation of this Lease so long as Tenant has access to a number of unassigned parking spaces on the Project Land, which number is equal to the Parking Ratio multiplied by the Rentable Floor Area of Demised Premises divided by one thousand (1000) and the Operating Expenses for such parking areas are fairly allocated between the two properties.

5.   RENEWAL OPTIONS.

     If there is no then existing event of default by Tenant under the terms of this Lease, Tenant may extend the Lease Term by five (5) years ("Renewal Term") by giving written notice to Landlord ("Renewal Notice") at least 12 months prior to the termination of the original Lease Term. If Tenant exercises its option to renew this Lease for five (5) years, the Base Rental Rate for the five (5) year renewal period shall be an agreed upon amount greater than or equal to $13.00 per annum, per square foot of Rentable Floor Area of Demised Premises but less than or equal to $16.00 per annum, per square foot of Rentable Floor Area of Demised Premises. If Landlord and Tenant cannot agree by the end of the first month of the tenth Lease Year on the amount of Base Rental Rate for the Renewal Term, Tenant may give Landlord written notice by the end of the second month of the tenth Lease Year that it accepts a Base Rental Rate of $16.00 per annum, per square foot of Rentable Floor Area of Demises Premises. If Landlord and Tenant do not agree on the Base Rental Rate and Tenant fails to timely give such notice, the Renewal Option shall be deemed terminated. In the event of the exercise of the Renewal Option, Landlord will provide a "Construction Allowance" equal to $5.00 per square foot of Rentable Floor Area of Demised Premises. Such Construction Allowance shall be administered in a manner consistent with Exhibit "D" of this Lease (but Landlord shall have no obligation to perform the work described in Paragraph 3(b) of Exhibit "D-1") and Tenant may also receive reimbursement from such Construction Allowance (upon presentation of valid, paid invoices) for permanent leasehold improvements constructed by Tenant in the Demised Premises at any time from and after the beginning of the eighth Lease Year. Landlord shall not be required to undertake any work other than work to be paid for from such Construction Allowance remaining after the above reimbursements to Tenant or paid for by Tenant. Tenant agrees to pay landlord's construction management fees in the same percentage amount set forth in Exhibit "D" with respect to the renewal work. The other terms of the Lease will remain unchanged during the Renewal Term. Tenant's option is to renew the Lease under the terms and conditions described herein for the entire Demised Premises, including Expansion Space and First Offer Space. Tenant shall not have an option to renew the Lease Term only for a portion of the Demised Premises.

6.   ADDITIONAL EXPANSION.

     If Tenant has exercised all Expansion Options and desires additional office space, Landlord agrees to act in good faith to use its best efforts to locate additional office space in Wildwood Office Park which meets the following criteria:

     (a) The location of the space and the size of the space are acceptable to both Tenant and owner of said space;

     (b) The base rental rate for said space is between $14.00 and $17.50 per rentable square foot, with Tenant paying its pro rata share of operating expenses;

     (c) The owner provides a construction allowance of $5.00 or more per rentable square foot; and

     (d) The other terms of the applicable lease are mutually acceptable to both Tenant and the owner of said space.

7.   AUDITED FINANCIAL STATEMENTS OF TENANT.

     Tenant must provide to Landlord (i) audited financial statements of Tenant as soon as such statements are available for the year ended March 31, 1993 and for each year ending during the Lease Term and (ii) interim financial statements if Landlord has a reasonable need therefore and requests such statements describing the basis for such need in the request. Landlord will maintain the confidentiality of said statements, provided, however, that Landlord's employees, accountants, advisors, consultants and prospective lenders may have access to such statements.

8.   TENANT'S SECURITY.

     During the Sole Tenancy Period Tenant shall be authorized and entitled to provide Tenant's own security for the Building and Project, at Tenant's sole cost and expense, subject to and conditioned upon the following terms and conditions:

     (a) Landlord and its agents shall have access to the Demised Premises at all times (subject to the terms, conditions and limitations of Article 16 herein), notwithstanding Tenant's security system, and Tenant shall make all arrangements necessary so that Landlord and its agents have such access; and

     (b) Tenant's security, may, at Tenant's option, include Tenant's own security guards which may patrol the Building and parking facilities. The rights of Tenant to utilize Tenant's own security service and guards shall be further subject to and conditioned upon the following:

          (i) Tenant's security guards shall in all instances be subject to the direction and authority of Landlord's building management and security guards for the Project, and Tenant shall so notify Tenant's security guards;

          (ii) Landlord shall have the right to approve Tenant's security service, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause such security service to post a roster and list of the persons which will be working as Tenant's security guards with the building management, indicating the people which will be working on behalf of Tenant, and the exist times at which such people will be working.

          (iii) Tenant shall cause its security service to provide liability insurance in amounts which Tenant and Landlord agree are reasonable, and such insurance shall be written with companies licensed to write insurance in the State of Georgia which are otherwise satisfactory to Tenant and Landlord, and Tenant shall cause ethe insurer to name Tenant, Landlord and any mortgagee as additional named insureds on any such insurance policies, and shall cause the insurer to issue insurance certificates to landlord and mortgagee, and no such insurance may be modified or cancelled on less than thirty (30) days' notice to Tenant, Landlord and any mortgagee;

          (iv) Tenant's security guards shall not in any manner interfere with any other tenants in Wildwood Office Park, or the employees, agents or invitees of such tenants;

          (v) During the period in which Tenant provides security services under this paragraph, Landlord shall have no obligation to provide security for the Building, Landlord's sole security obligation being to provide security services for the parking facilities as described in paragraph 4 of this EXHIBIT "G"; and

          (vi) If Tenant desires to provide security services under this paragraph, Tenant shall give sixty (60) days written notice to Landlord, which notice identifies the security service to be used by Tenant.

9.   BUILDING DIRECTORY AND SIGNAGE.

     Landlord, at its expense, shall provide and maintain a Building directory in the lobby of the Building for Tenant and the other tenants of the Building, at Landlord's option, but only during periods other than the Sole Tenancy Period. Tenant may install a new, discrete and tasteful monumental sign containing Tenant's name or initials in a place between the entrance of the Building and Windy Ridge Parkway, which place is reasonably approved by Landlord. The cost of the sign and the design and materials will be paid by Tenant and will be subject to Landlord's approval and may be funded out of the Construction Allowance, to the extent available.

10.  RESTRICTIONS ON USES OF OTHER TENANTS IN BUILDING.

     Landlord shall not enter into a lease or consent to a sublease or an assignment of any space in the Building or any other occupancy of space to any tenant for the purpose of or which shall result in the conduct of retail operations from such tenant's premises, except those businesses primarily providing services to tenants in the Building or the Project, such as, by way of illustration but not limitation, newsstands, sundry shops, office supply stores, shoe repair stores, restaurants and retail branch banks. The term "retail operations" shall not include stock brokerage, insurance related or other uses which are principally office but have a retail component. No retail space in the Building shall be on any floor other than the first (1st) floor or basement.

11.  TOTAL RENTABLE SQUARE FEET.

     Attached as Exhibit "H" is a letter dated 5/19/93 Revised from Barbara Bencic Clark, IBD ("Architect") in which the Architect states that the total rentable square feet of the Building is at least equal to the Rental Floor Area of Building, using the measurement methods and assumptions identified in such letter.

12.  AMERICANS WITH DISABILITIES ACT.

     Landlord does hereby agree to make those alterations and improvements to the Building which Landlord in good faith determines are necessary to bring the Building into compliance with the Americans With Disabilities Act of 1992 ("ADA"), as reasonably interpreted by Landlord as of the date of this Lease. The costs and expenses incurred by Landlord to accomplish such
     compliance shall not be included in Operating Expenses.   However, if after
     the date of this Lease, new regulations are added to the ADA or the ADA is interpreted in a manner that requires additional alterations and improvements to be made to the Building and Landlord was reasonable in making the determination, in good faith, that such alterations and improvements were not required as of the date of this Lease, then Landlord shall make the newly required alterations and improvements but the costs of such alterations and improvements may be included in Operating Expenses; provided, however, that if the new alterations and improvements are of a capital nature, the costs of such capital improvements shall be amortized over their respective useful lives and only the amortization included in Operating Expenses in the manner provided by Paragraph 9(a)(6) of the Lease.

13.  ROOF REPAIRS.

     Landlord and Tenant will jointly inspect the roof on the Rental Commencement Date. If their inspection discloses to the reasonable satisfaction of both parties, that there is an active roof leak, Landlord shall repair such leak at its sole cost. Landlord does hereby agree that if any leaks occur to the roof of the Building at any time after the Rental Commencement Date and prior to the first anniversary of the Rental Commencement Date and provided such leaks are not caused by the acts or omissions of Tenant, its agents, contractors or employees, then Landlord shall promptly take all action necessary to repair the roof of the Building and, to the extent such costs exceed $5,000.00, such costs shall not be included in Operating Expenses.

                                     EXHIBIT "H"

                              Barbara Bencic Clark, IBD
                           Interior Architecture and Design
                                1387 Northview Avenue
                               Atlanta, Georgia  30306

                                    (404) 876-3011


Mr. Walter Ashmore
Cousins Real Estate Corporation
Suite 1600
2500 Windy Ridge Parkway
Marietta, GA  30306

19 May 1993 Revised

RE: Wildwood A Building Area Calculations

Dear Walter:

Using the BOMA standards, I have calculated the rentable area of the Basement through the Fifth Floors of the Wildwood A Building, 3301 Windy Ridge Parkway. Please note the following qualifications:

    - The areas have been calculated manually as opposed to via computer because the CAD files are no longer available.

    - Areas were calculated from blueprints received from Cousins. These prints are fourth generation reproductions and it can be assumed that there has been some stretching or distortion in the floor plan during the reproduction process.

    - It is assumed that the original floor plans were drawn based on verified (actual) field dimensions and not upon base building architectural design drawings.

The gross area was calculated from the outside face of the dominant portion of the permanent outer building walls; this is the glass curtain wall on the first through fifth floors and the exterior wall on the basement level. Rentable area was calculated by the subtraction of all the building shafts and the curtain wall from the gross area. Shaft areas include the stairs, elevators and HVAC chases as well as their surrounding walls. It does not include small penetrations of the slab for plumbing or roof drains. No deductions have been made to the areas for columns or projections necessary to the building.

                                EXHIBT "H" (contiued)
                                ---------------------


Walter Ashmore
19 May 1993 Revised
Page Two



                             GROSS AREA S/F      RENTABLE AREA S/F
                             --------------      -----------------

    Ground Floor                 11,021                 10,464
    First Floor                  19,126                 18,492
    Second Floor                 19,565                 18,575
    Third Floor                  20,177                 19,543
    Fourth Floor                 20,643                 20,009
    Fifth Floor                  21,208                 20,574
                                -------                -------
                                111,740                107,657


Please note that the overall rentable area has been calculated to be 2003 square feet greater than your previous calculations indicated. This discrepancy is attributable to the first two qualifications described herein. Please feel free to call me should have any questions or require additional information.

                                  Best regards,

                             /s/ Barbara B. Clark

                             Barbara B. Clark, I.B.D.

BBC:abc

                                     EXHIBIT "I"


SCHEDULE OF 3301 WINDY RIDGE PARKWAY OPERATING EXPENSES

                             ACTUAL (1)             BUDGET (1)
                      ----1992 EXPENSES----  ----1993 EXPENSE----

   EXPENSE CATEGORY     $'S        PER RSF      $'S       PER RSF
                        AMT        105,654      AMT       105,654     COMMENTS
---------------------  ----------  ----------   --------- ---------   ----------

SALARIES                  48,400     $0.46       42,000      $0.40    MGT & ENG STAFF ALLOCATED BASED ON TOTAL BLDG RSF TO ALL
CLEANING & JANITORIAL    102,276     $0.97      107,390      $1.02    INCLUDES CLEANING, SUPPLIES, BRONZE CONTRACT, WINDOW WASHING.
REPAIRS & MAINTENANCE     34,134     $0.32       36,500      $0.35    (4)
ELECTRICITY              142,422     $1.35      149,543      $1.42    ESTIMATED - DEPENDENT ON TENANT LOADS.
WATER                     11,480     $0.11       12,500      $0.12
SECURITY                  10,542     $0.10       13,246      $0.13    (5)
ROADS & GROUNDS           44,045     $0.42       47,319      $0.45    (6)
MANAGEMENT FEES (2)       26,414     $0.25       26,414      $0.25    SET PER AGREEMENT.
OTHER MGT COSTS           11,265     $0.11       10,896      $0.10    (7)
TAXES (3)                135,273     $1.28      108,608      $1.03    SEE NOTE #3.
INSURANCE                  8,478     $0.08        8,800      $0.08
                      -----------  ---------  ----------- --------
TOTAL                    574,729     $5.45      563,216      $5.35


(1) ASSUMING FULL OCCUPANCY.  (GROSSING UP OF VARIABLE OPERATING EXPENSES)
(2) SET PER AGREEMENT.
(3) PROPERTY TAXES UNDER APPEAL & BUDGET ASSUMES  THE FOLLOWING:
    BUSINESS LICENSE              1,408
    APPEAL COSTS                    800

                              ---------
    SUB TOTAL                     2,208

    PROPERTY TAXES
      VALUE                   7,060,000
      ASSESSMENT RATIO            40.00%
      MILLAGE                     0.038
                             ----------

TAXES                           106,400

TOTAL TAXES                     108,608

(4) INCLUDES CONTRACTS ON ELEVATOR, HVAC AND LIFE SAFETY EQUIPMENT, LIGHT BULBS, PLUMBING, ELECTRICAL, SUPPLIES & GENERAL BUILDING R&M.

(5) ALLOCATION OF WINDY RIDGE DECK PATROL BETWEEN THE 3 OFFICE BLDGS. LOCATED ON WINDY RIDGE, PLUS ALLOCATION OF WILDWOOD NIGHT PATROL ("3RD SHIFT") AMONG ALL OFFICE BUILDINGS.

(6) DIRECT COSTS OF EXT LANDSCAPING FOR PROPERTY, INCLUDING LOT SWEEPING, LOT MAINTENANCE, PINESTRAW, SPRINKLER REPAIR & SNOW REMOVAL. PLUS, ALLOCATION OF TOTAL PARKWAY COSTS IN WILDWOOD, BASED ON TOTAL PARKWAY COSTS LESS REIMBURSEMENT FROM FREE STANDING RETAIL SITES, THE NET PKWY COST IS ALLOCATED TO EACH OFFICE BUILDING IN WILDWOOD BASED ON TOTAL BUILDING RSF. AMOUNT ALLOCATED TO 3301 IS $17,390 ($.16 PER RSF) OR 5.41% OF NET PARKWAY COSTS.

(7) ALLOCATION OF "G&A" COSTS OF WW MGT OFFICE LOCATED AT 2300 WINDY RIDGE MGT OFFICE (INCLUDING MGT OFFICE RENT).

                                WILDWOOD OFFICE PARK
                              3301 WINDY RIDGE PARKWAY
                                THE SYSTEM WORKS, INC.
                               FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE ("Amendment"), is made the 11TH of July, 1994 between COUSINS PROPERTIES INCORPORATED, a Georgia Corporation, having an office at Suite 1600, 2500 Windy Ridge Parkway, Marietta, Georgia 30067, hereinafter called "Landlord" and THE SYSTEM WORKS, Inc., having its principal office at Suite 500, 3301 Windy Ridge Parkway, Marietta, Georgia 30067, hereinafter called "Tenant".

                                   W I T N E S S E T H:
                                   --------------------

    WHEREAS, Landlord and Tenant entered into that certain Lease dated June 8, 1993 (herein called the "Lease") with respect to the Demised Premises (as defined in the Lease) located in the Building at 3301 Windy Ridge Parkway, Marietta, Georgia; and

    WHEREAS, Tenant wishes to amend its Lease to expand its Demised Premises;
and

    WHEREAS, Landlord and Tenant desire to modify and amend the Lease to accommodate such expansion.

    NOW, THEREFORE, for and in consideration of the premises, the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

2. ARTICLE 1, CERTAIN DEFINITIONS. Page 1 of the Lease Agreement shall be modified as follows:

    (g) RENTABLE FLOOR AREA OF DEMISED PREMISES: shall be amended by deleting "63,688 square feet" and inserting "73,896 square feet", effective on the Expansion Area Rental Commencement Date.

    A new subparagraph "(o) Expansion Area" shall be added as follows:

    "(o) EXPANSION AREA: The Expansion Area shall be defined as the additional 10,208 square feet of Rentable Floor Area being rented by Tenant on the first (1st) floor of the Building, as shown
         in green on Exhibit "B-4" attached hereto. The Expansion     Area
         shall be included in the definition of Demised Premises for all purposes of this Lease when such definition would not be inconsistent with the specific reference to the Expansion Area."

3. EXHIBIT "G", PARAGRAPH 1, EXPANSION OPTIONS: The original Expansion Options, paragraph 1(a) and (b), shall be deleted and the following new Expansion Options, paragraph 1(a) and (b), shall be inserted as follows:

    "(a) GRANT OF EXPANSION OPTIONS: Landlord does hereby grant unto Tenant the First Expansion Option, the Second Expansion Option and the Third Expansion Option as more fully defined herein (collectively the "Expansion Options") exercisable subject to and in accordance with the terms and conditions of these Special Stipulations. At Landlord's option, Tenant may not exercise any Expansion Option if there is an event of default in the performance of Tenant's covenants under this Lease either at the time for exercising any of the Expansion Options or on the Rent Commencement Date applicable thereto.

    (b)  PRINCIPAL DEFINITIONS:

         (1) FIRST EXPANSION OPTION. The "First Expansion Option" is an option to include within the Demised Premises that area (the "First Expansion Space") shown on Exhibit "B-4". The
              "First Expansion Option Exercise Deadline" is the last day of August, 1995. The "First Expansion Rentable Floor
              Area" is hereby conclusively agreed by the parties to be 10,208 square feet. The "First Expansion Option Rent
              Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the First Expansion
              Space or (ii) 120 days following the delivery of the First Expansion Option Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord's failure to approve or disapprove the plans and specifications and contractors (if Tenant has elected to do the Expansion Space
              Construction itself), submitted by Tenant, within ten (10) days of Landlord's receipt thereof or, if Landlord is doing the Expansion Space Construction, due to Landlord's failure to promptly commence and diligently pursue to completion as soon as reasonably possible the improvements described in Tenant's plans and specifications (but it is clearly agreed that such 120-day period shall not be extended even if the construction is not substantially complete by the expiration of that period so long as Landlord promptly commenced and diligently pursued such construction), the "120 days" immediately above shall be increased by the number of days of delay attributable to such failures by Landlord (each such day of delay caused by Landlord's failure with respect to either matter described above is herewith referred to as "Landlord Delay"). The "Construction Allowance" for the First Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the First Expansion
              Option Rent Commencement Date, (ii) divided by 120 and (ii) multiplied by the First Expansion Rentable Floor
              Area.

         (2) SECOND EXPANSION OPTION. The "Second Expansion Option" is an option to include within the Demised Premises that area
              (the "Second Expansion Space") shown on Exhibit "B -5".
              The "Second Expansion Option Exercise Deadline" is the last day of August, 1996. The "Second Expansion Rentable
              Floor Area" is hereby conclusively agreed by the parties to be 10,208 square feet. The "Second Expansion Option
              Rent

              Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the Second Expansion Space or
              (ii) 120 days following the delivery of the Second expansion Option Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord Delay, the "120 days" immediately above shall be increased by the number of days of delay solely attributable to Landlord Delay. The "Construction Allowance" for the Second
              Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month
              Lease Term after the Second Expansion Option Rent Commencement Date, (ii) divided by 120 and (iii) multiplied by the Second Expansion Rentable Floor Area.

         (3) THIRD EXPANSION OPTION. The "Third Expansion Option" is an option to include within the Demised Premises that area
              (the "Third Expansion Space") shown on Exhibit "B-6". The "Third Expansion Option Exercise Deadline" is the last day of August 1977. The "Third Expansion Rentable Floor
              Area" is hereby conclusively agreed by the parties to be 21,550 square feet. The "Third Expansion Option Rent
              Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the Expansion Option
              Exercise Notice (as defined below) to Landlord; provided, however, if occupancy is delayed solely due to Landlord Delay, the "120 days" immediately above shall be increased by the number of days of delay solely attributable to Landlord Delay. The "Construction Allowance" for the Third Expansion space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the Third
              Expansion Option Rent Commencement Date, (ii) divided by 120 and (iii) multiplied by the Third Expansion
              Rentable Floor Area."

4. FIRST EXPANSION OPTION. It is understood by execution of this First Amendment to Lease, Tenant has hereby exercised its "First Expansion Option".

5.  EXHIBIT "G", SPECIAL STIPULATIONS, PARAGRAPH 4, USE OF COMMON AREA:
    PARKING AREAS. A new subparagraph "(d)" shall be added as follows:

    "(d) It is agreed that Tenant may use the Common Area Lobby on the first
         (1st) floor of the Building as a reception area as long as Tenant is the sole tenant of the Building. It is further understood should Tenant make any alterations, additions or improvements to the Common Area Lobby for its use as a reception area, Tenant shall promptly restore, at its sole cost and expense, the Lobby to its condition prior to the installation of such alterations, additions or improvements at the earlier of the expiration of the Lease Term or when the Landlord commences leasing of the Building to third party tenants."

6. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective, permitted legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.

"Landlord"

COUSINS PROPERTIES INCORPORATED,
a Georgia corporation

BY:           /S/[ILLEGIBLE]
    ------------------------
    Its:      VICE PRESIDENT
        --------------------

    [Corporate Seal]


"Tenant"

THE SYSTEM WORKS, INC.

BY:      /S/ T. K. DEFOREST
    -----------------------
    Its:      CONTROLLER
        -------------------

    [Corporate Seal]

                              EXHIBIT "B-4"
                               1ST FLOOR
                          First Expansion Space
                             (Crosshatched)



                               [Graphic]



                   [Drawing of First Expansion Space]

                                EXHIBIT "B-5"
                                 1ST FLOOR
                            Second Expansion Space
                                (Crosshatched)


                                   [Graphic]


                     [Drawing of Second Expansion Space]

                               EXHIBIT "B-6"

                                 1st Floor
                           Third Expansion Space
                               (Crosshatched)




                                  [Graphic]




                      [Drawing of Third Expansion Space]

                            WILDWOOD OFFICE PARK
                          3301 WINDY RIDGE PARKWAY
                           TSW INTERNATIONAL, INC.
                          SECOND AMENDMENT TO LEASE


THIS SECOND AMENDMENT TO LEASE ("Amendment"), is made the 31ST day of August, 1996, between COUSINS PROPERTIES INCORPORATED, a Georgia Corporation, having an office at Suite 1600, 2500 Windy Ridge Parkway, Atlanta, Georgia 30339-5683, hereinafter called "Landlord", and TSW INTERNATIONAL, Inc. (successor in interest to The System Works, Inc. by name change), having its principal office at Suite 500, 3301 Windy Ridge Parkway, Atlanta, Georgia 30339, hereinafter called "Tenant".

                            W I T N E S S E T H:
                            -------------------

    WHEREAS Landlord and Tenant entered into that certain Lease dated June 8, 1993 as amended by First Amendment to Lease dated July 11, 1994 (herein called the "Lease") with respect to the Demised Premises (as defined in the Lease) located in the Building at 3301 Windy Ridge Parkway, Atlanta, Georgia; and

    WHEREAS Tenant wishes to amend its Lease and exercise its Second Expansion Option to expand its Demised Premises; and

    WHEREAS, Landlord and Tenant desire to modify and amend the Lease to accommodate such expansion.

    NOW, THEREFORE, for and in consideration of the premises, the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization hereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

2. ARTICLE 1, CERTAIN DEFINITIONS. Page 1 o the Lease Agreement shall be modified as follows:

    (g) RENTABLE FLOOR AREA OF DEMISED PREMISES: shall be amended by deleting "73,896" and inserting "84,104" square feet.

    A new subparagraph "(p) Second Expansion Area" shall be added as follows:

    "(p) SECOND EXPANSION AREA. The Second Expansion Area shall be defined as the additional 10,208 square feet of Rentable Floor Area being leased by Tenant located on the 1st floor of the Building, as shown in green on Exhibit "B-4" attached hereto. The
         Expansion Area shall be included in definition of Demised Premises for all purposes of this Lease when such definition would not be consistent with the specific reference to the First Expansion Area."

3. EXHIBIT "G, EXPANSION OPTIONS, PARAGRAPH 1(b)(2) shall be deleted in its entirety and the following paragraph 1(b)(2) shall be inserted in lieu of:

    "(2) SECOND EXPANSION OPTION. The "Second Expansion Option" is an option to include within the Demised Premises that area (the "Second Expansion Space") shown on Exhibit "B-4". The "Second Expansion
         Option Exercise Deadline" is the last day of August, 1996. The
         "Second Expansion Rentable Floor Area" is hereby conclusively agreed by the parties to be 10,208 square feet. The "Second Expansion
         Option Rent Commencement Date" shall be the earlier of (i) the date of occupancy of any portion of the Second Expansion Space or
         (ii) December 15, 1996; provided, however, if occupancy is delayed solely due to Landlord Delay, the "120 days" immediately above shall be increased by the number of days of delay solely attributable to Landlord Delay. The "Construction Allowance" for the Second
         Expansion Space shall be equal to $4.50 (i) multiplied by the number of whole months remaining in the 120-month Lease Term after the Second Expansion Option Rent Commencement Date, (ii) divided by 120 and
         (iii) multiplied by the Second Expansion Rentable Floor Area. It is further agreed Exhibit "B-5" attached hereto outlines the space Tenant leased in its First Expansion Option."

4. SECOND EXPANSION OPTION. It is understood by execution of this Second Amendment to Lease, Tenant has hereby exercised its "Second Expansion Option".

5. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective, permitted legal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.

"LANDLORD"

COUSINS PROPERTIES INCORPORATED,
a Georgia corporation

By:
    -----------------------------
    Its:
        -------------------------

           [CORPORATE SEAL]



"TENANT"

TSW INTERNATIONAL INC.,


By:  /S/ JOHN BARTELS
    -----------------------------
    Its:  CFO
       --------------------------

           [CORPORATE SEAL]

                              EXHIBIT "B-4"

                                1ST FLOOR
                           Second Expansion Space
                              (Crosshatched)

                                 [Graphic]

                     [Drawing of Second Expansion Space]

                                EXHIBIT "B-5"
                                  1ST FLOOR
                             First Expansion Space
                                (Crosshatched)

                                   [Graphic]

                      [Drawing of First Expansion Space]